                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14a-101)
                             INFORMATION REQUIRED IN
                                 PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                          FILED BY THE REGISTRANT: [X]

                 FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

                           CHECK THE APPROPRIATE BOX:

                         [X] PRELIMINARY PROXY STATEMENT

        [ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY
                                RULE 14a-6(E)(2))

                         [ ] DEFINITIVE PROXY STATEMENT

                       [ ] DEFINITIVE ADDITIONAL MATERIALS

        [ ] SOLICITING MATERIAL PURSUANT TO RULE 14a-11(C) OR RULE 14a-12



                        CASA MUNRAS HOTEL PARTNERS, L.P.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                       N/A
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

               PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

                               [X] NO FEE REQUIRED

       [ ] FEE COMPUTED ON TABLE BELOW PER EXCHANGE ACT RULES 14a-6(I)(1)
                                    AND 0-11.

                 (1) TITLE OF EACH CLASS OF SECURITIES TO WHICH
                 TRANSACTION APPLIES: _______________________

                 (2) AGGREGATE NUMBER OF SECURITIES TO WHICH
                 TRANSACTION APPLIES: ______________________

                     (3) PER UNIT PRICE OR OTHER UNDERLYING VALUE OF TRANSACTION COMPUTED PURSUANT TO EXCHANGE ACT RULE 0-11: ___________________________

                     (4) PROPOSED MAXIMUM AGGREGATE VALUE OF
                     TRANSACTION:_________

                     (5)  TOTAL FEE PAID: _______________________

        [ ]   FEE PAID PREVIOUSLY WITH PRELIMINARY MATERIALS.

        [ ]   CHECK BOX IF ANY PART OF THE FEE IS OFFSET AS PROVIDED BY EXCHANGE
ACT RULE 0-11(a)(2) AND IDENTIFY THE FILING FOR WHICH THE OFFSETTING FEE WAS PAID PREVIOUSLY. IDENTIFY THE PREVIOUS FILING BY REGISTRATION STATEMENT NUMBER, OR THE FORM OR SCHEDULE AND THE DATE OF ITS FILING.

                (1) AMOUNT PREVIOUSLY PAID:__________________________________

                (2) FORM, SCHEDULE OR REGISTRATION STATEMENT NO.:____________

                (3) FILING PARTY:____________________________________________

                (4) DATE FILED:______________________________________________

                        CASA MUNRAS HOTEL PARTNERS, L.P.
                         5525 OAKDALE AVENUE, SUITE 300
                        WOODLAND HILLS, CALIFORNIA 91364
                                 (818) 888-6500
                            ------------------------

             NOTICE OF SOLICITATION OF CONSENTS OF LIMITED PARTNERS

To the Limited Partners of Casa Munras Hotel Partners, L.P.:

     CASA MUNRAS HOTEL PARTNERS, L.P., a California limited partnership (the "Partnership"), hereby solicits the consents of the limited partners (the
"Limited Partners") of the Partnership as of May   , 1998 (the "Record Date") to
(i) the removal of John F. Rothman and Ronald A. Young (the "Individual General Partners") as the general partners of the Partnership and their replacement as general partner with Casa Munras GP, LLC, a California limited liability company (the "LLC General Partner") and (ii) the amendment of certain provisions of the Certificate and Agreement of Limited Partnership, as amended to date (the "Partnership Agreement"), of the Partnership. Such consents are being solicited and shall be acted upon as a unified proposal (the "Proposal").

     The primary purpose of the Proposal is to satisfy certain conditions imposed by AMRESCO Capital, L.P. (the "Lender"), the lender in connection with a secured limited-recourse loan (the "Loan") of up to $7 million contemplated by the Partnership. The Proposal provides for the removal of the Individual General Partners as general partners of the Partnership, and the election, as replacement general partner, of the LLC General Partner, a single purpose/bankruptcy remote California limited liability company recently organized by the Individual General Partners, to act as general partner of the Partnership. The Proposal also provides for the adoption of certain amendments to the Partnership Agreement, which amendments are required by the Lender for the purpose of causing the Partnership, itself, to become a single purpose/bankruptcy remote entity and of other amendments incidental thereto. In addition, the Proposal provides for the adoption of certain other amendments to the Partnership Agreement relating to the assignment by a general partner of its partnership interest and certain tax matters. If approved by the Limited Partners, the removal of the Individual General Partners and the election of the LLC General Partner as the replacement general partner of the Partnership, and the amendment of the Partnership Agreement in accordance with the Proposal, will be effective immediately prior to, and conditioned upon, the closing of the Loan.

     The proposed amendments and related matters are more fully discussed in the attached Consent Solicitation Statement, which (together with the exhibits thereto) forms a part of this notice and is incorporated herein by reference.

     Adoption of the Proposal requires the written consent of Limited Partners holding a majority in interest of the limited partnership units (the "Units") held by Limited Partners entitled to vote thereon. The solicitation of Limited Partner consents is being made upon the terms and is subject to the conditions in the Consent Solicitation Statement and the accompanying form of consent (the "Consent").

     It is the present intention of the Partnership to close this consent solicitation at the earliest possible time. The earliest possible time that this consent solicitation can be closed is that date on which the valid and unrevoked written Consents (i.e., those Consents that are voted "FOR" the Proposal) of at least a majority of the Units outstanding have been received by the Partnership (the "Approval Date"). The Partnership is seeking, if possible, to close this
consent solicitation on or about May   , 1998. Any Limited Partner delivering a
Consent pursuant to the Consent Solicitation Statement has the power to change the vote shown on the Consent at any time prior to the Approval Date by giving written notice of such change to the Partnership or by executing a Consent bearing a later date and delivering it to the Partnership.

                                      Sincerely,

                                      Ronald A. Young, General Partner
                                      John F. Rothman, General Partner

YOU ARE ASKED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING SELF-ADDRESSED CONSENT FORM PROMPTLY, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                        CASA MUNRAS HOTEL PARTNERS, L.P.
                            ------------------------

                         CONSENT SOLICITATION STATEMENT

     This Consent Solicitation Statement is furnished by Casa Munras Hotel Partners, L.P., a California limited partnership (the "Partnership"), to the holders (the "Limited Partners") of limited partnership units (the "Units") in connection with the solicitation of the consents of the Limited Partners to the proposal hereinafter set forth. Such consents are being solicited and shall be acted upon as a unified proposal (the "Proposal"). The Proposal provides for the removal of Ronald A. Young and John F. Rothman (the "Individual General Partners") as general partners of the Partnership, and the election, as replacement general partner, of Casa Munras GP, LLC (the "LLC General Partner"), a single purpose/bankruptcy remote California limited liability company, recently organized by the Individual General Partners to act as general partner of the Partnership. The Proposal also provides for the adoption of certain amendments to the Certificate and Agreement of Limited Partnership of the Partnership, as amended to date (the "Partnership Agreement") which amendments are required for the purpose of causing the Partnership, itself, to become a single purpose/bankruptcy remote entity and of other amendments incidental thereto. In addition, the Proposal provides for the adoption of certain other amendments to the Partnership Agreement relating to the assignment by a general partner of its partnership interest and certain tax matters.

     The primary purpose of the Proposal is to satisfy certain conditions imposed by AMRESCO Capital, L.P. (the "Lender"), the lender in connection with a secured limited-recourse loan (the "Loan") of up to $7 million contemplated by the Partnership. If approved by the Limited Partners, the removal of the Individual General Partners and the election of the LLC General Partner as the replacement general partner of the Partnership, and the amendment of the Partnership Agreement in accordance with the Proposal, will be effective immediately prior to, and conditioned upon, the closing of the Loan.

     John F. Rothman and Ronald A. Young each own a 0.5% general partner interest in and serve as a general partner of the Partnership. Messrs. Rothman and Young also currently hold 32 Units (0.718% of outstanding Units) and 44 Units (0.988% of outstanding Units), respectively.

     The approximate date on which this Consent Solicitation Statement and the enclosed form of consent (the "Consent") are first being mailed to Limited
Partners is May   , 1998. Only persons who were Limited Partners on May   , 1998
(the "Record Date") will be entitled to submit Consents with respect to the Proposal. It is the present intention of the Partnership to close this consent solicitation at the earliest possible time. The earliest possible time that this consent solicitation can be closed is that date on which the valid and unrevoked written Consents (i.e., those Consents that are voted "FOR" the Proposal) of at least a majority of the Units outstanding have been received by the Partnership (the "Approval Date"). The Partnership is seeking, if possible, to close this
consent solicitation on or about May   , 1998. Any Limited Partner delivering a
Consent pursuant to this Consent Solicitation Statement has the power to change the vote shown on the Consent at any time prior to the Approval Date by giving written notice of such change to the Partnership or by executing a Consent bearing a later date and delivering it to the Partnership.

     Consents should be completed, signed and returned promptly to the Partnership at 5525 Oakdale Avenue, Suite 300, Woodland Hills, California 91364. This Consent Solicitation Statement is accompanied by a separate Consent.

     THE INDIVIDUAL GENERAL PARTNERS RECOMMEND THAT LIMITED PARTNERS CONSENT TO (I.E., VOTE "FOR") THE PROPOSAL. PLEASE SIGN, DATE AND MAIL YOUR CONSENT TODAY!

     If you have any questions or need any assistance in connection with the voting procedures, please call John F. Rothman, an Individual General Partner, at (818) 888-6500.

           This Consent Solicitation Statement is dated May   , 1998.

                               TABLE OF CONTENTS

                                                                        PAGE
                                                                        ----
BACKGROUND............................................................    1
THE REFINANCING.......................................................    1
THE PROPOSAL..........................................................    3
Part I    Adoption of Single Purpose Vehicle Provisions...............    3
Part II   Removal of the Individual General Partners and Election of
          Casa Munras GP, LLC, as General Partner.....................    5
Part III  Tax-Related Amendments......................................    6
Use of Proceeds.......................................................    6
Impact on Future Distributions........................................    6
Federal Income Tax Consequences.......................................    7
Reasons for Obtaining Limited Partner Consent.........................    7
GENERAL PARTNERS' RECOMMENDATION......................................    7
OTHER INFORMATION.....................................................    8
Market Prices for the Partnership's Units.............................    8
Directors and Executive Officers......................................    8
INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON...............    8
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT........    9
EXECUTIVE COMPENSATION................................................   10
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS........................   11
INDEPENDENT PUBLIC ACCOUNTS...........................................   11
CONSENT PROCEDURES....................................................   11
FURTHER INFORMATION...................................................   13
EXHIBIT A -- The Commitment...........................................  A-1
EXHIBIT B -- The Proposal.............................................  B-1

                                   BACKGROUND

     Casa Munras Hotel Partners, L.P., a California limited partnership (the "Partnership"), was organized on March 31, 1978, following the completion of a public offering of 4,455 limited partnership units (the "Units") at a public offering price of $1,000 per Unit and a capital contribution to the Partnership of an aggregate of $45,000 by John F. Rothman and Ronald A. Young, its two general partners (the "Individual General Partners" and, together with any successor general partners, the "General Partners"). The Limited Partners and the General Partners collectively are hereinafter referred to as the "Partners." The Partnership's principal executive offices are located at 5525 Oakdale Avenue, Suite 300, Woodland Hills, California 91364. Its telephone number is
(818) 888-6500.

     The Partnership owns a hotel that contains restaurant, bar, and banquet facilities and several leased retail stores in Monterey, California, known as the Casa Munras Garden Hotel (the "Hotel"). The Partnership acquired and began operating the Hotel on May 1, 1978. The Hotel is located at the southwest corner of Munras and Fremont Streets in Monterey, California. While portions of the main Hotel building are more than 150 years old, most of the guest rooms were constructed and placed in operation 30 to 35 years ago. Unless the context indicates otherwise, references herein to the "Hotel" are to the entire hotel, restaurant, bar, banquet and retail complex.

     The business of the Partnership has been to hold the Hotel and any additional hotels, when and if acquired, for long-term investment. The principal objectives of the Partnership are to generate cash flow for periodic distributions to its Partners and to realize capital growth and appreciation in the underlying value of the Partnership's assets, the achievement of neither of which objectives can be assured.

     In March 1994, an affiliate of one of the Individual General Partners advanced $250,000 to the Partnership and the Partnership executed an unsecured promissory note in favor of such affiliate (the "Affiliate Note"). Interest accrues on the unpaid principal balance at the rate of 10% per annum. The note provides that principal and all accrued and unpaid interest are payable on demand. For the years ended December 31, 1997 and 1996, $34,713 and $31,421, respectively, of accrued but unpaid interest were added to principal. The proceeds of the advance were used by the Partnership to purchase property and equipment in connection with the renovation of the Hotel.

     On October 1, 1996, the Partnership's $900,000 line of credit with a bank expired, and the Partnership converted the balance outstanding under that facility into long-term borrowings by executing an unsecured promissory note (the "Bank Note") payable to the bank in the original principal amount of $394,500. The Bank Note is payable over 48 months beginning November 1, 1996, in monthly installments of $8,219 principal amount plus accrued interest and with a final payment of the then remaining principal plus accrued and unpaid interest due on October 1, 2000. The outstanding principal amount of the Bank Note bears interest at the bank's prime rate from time to time plus 1.5%, based upon a 360-day year. As of April 30, 1998, approximately $238,000 in principal was outstanding under the Bank Note.

     The Bank Note includes covenants requiring the submission of certain accounting information by specified times, an annual requirement that the Partnership have a cash flow ratio before distribution to Partners, as defined in the Bank Note, equal to 1.25 to 1 and a provision requiring that the Partnership indemnify against certain environmental liabilities.

     Upon the closing of the Loan (as hereinafter defined), all outstanding principal of and interest on the Affiliate Note and the Bank Note will be paid in full.

                                THE REFINANCING

     In January 1998, the partnership obtained a Term Loan Commitment (the "Commitment") from AMRESCO Capital, L.P. (the "Lender") for a secured non-recourse loan (the "Loan") of up to $7 million at 7.7% interest, with a ten year term (the "Term"). The commitment originally was to expire on March 31, 1998, but has been extended until May 15, 1998.

     THE FOLLOWING PARAGRAPHS SUMMARIZE THE TERMS OF THE COMMITMENT. THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE ACTUAL COMMITMENT, A COPY OF WHICH IS ANNEXED HERETO AS EXHIBIT A. MOREOVER, THERE CAN BE NO ASSURANCE THAT THE LOAN WILL BE CONSUMMATED, AND, IF CONSUMMATED, THAT THE TERMS WILL BE THOSE SET FORTH IN THE COMMITMENT.

     The Loan will be secured by a first mortgage or deed of trust on the Hotel (the "Deed of Trust"), and a first security interest in all leases, rents, income and profits, and all other personal property, rights and interest owned by the Partnership and related or appurtenant to the Hotel and will be amortized based on a 25-year amortization schedule, with the understanding that the Loan will be payable in full at the end of the Term.

     Subject to the Partnership's satisfaction of certain conditions (including payment of a 1.0% fee), the Partnership will have a one-time right to transfer title to the Hotel to a third party acceptable to the Lender who assumes the Loan. Any sale, transfer or conveyance of all or any part of the Hotel without the Lender's prior written consent will give the Lender the right to declare the balance of the Loan immediately due and payable. In addition, except as expressly permitted by the Deed of Trust and the other loan documents, neither subordinate financing (whether or not secured by a lien on the Hotel or any other assets of the Partnership) nor any indebtedness other than the Loan and trade and operational debt incurred in the ordinary course of business for the Hotel will be allowed.

     The loan documents will require a general replacement reserve of 5.0% of gross revenues from the Hotel to be funded through monthly deposits by the Partnership. Monies deposited will be released to the Partnership for reimbursement of hotel case goods and soft goods, carpeting and other interior, exterior, structural, HVAC and mechanical improvements and repairs in accordance with the terms of the applicable loan documents. This reserve is subject to adjustment upon Lender's evaluation of an engineering report to be obtained in connection with the Loan. In addition, the Partnership will be required to deposit at closing of the Loan, 125.0% of the estimated cost of any needed maintenance and repairs as determined by the Lender's evaluation of the engineering report. These monies will be released to the Partnership for reimbursement of costs of such maintenance and repairs. The Partnership believes that approximately $5,000 will be required to be deposited at the closing on account of the costs of such maintenance and repairs.

     The Commitment provides that the Partnership will pay all costs and expenses incurred by the Lender in connection with underwriting, preparing for and closing the Loan and a processing fee of $5,000, whether or not the Loan is closed. In connection with the Commitment, the Partnership has paid the Lender the processing fee and a deposit of $136,600 (including $83,000 to lock the interest rate at 7.7%). If the Loan is not closed for reasons other than a Borrower Default (as defined in the Commitment), the rate lock deposit and the balance of the deposit in excess of the sum of Lender's loan expenses will be refunded. In addition, upon the closing of the Loan, Churchill Mortgage Company will be entitled to a brokerage fee in the amount of 1% of the principal amount of the Loan.

     In connection with the Loan, Ronald A. Young and John F. Rothman (the "Guarantors) will each execute a guaranty for the benefit of the Lender with respect to certain limited recourse carve-out provisions described below. The Loan will be limited recourse against the Partnership, the General Partner and the Guarantors. Thus, no deficiency or other judgment for repayment of principal and interest on the Loan will be entered by the Lender following an event of default except in the event of fraud or material misrepresentation by the Partnership or the Guarantors in connection with the Loan. In addition, the Partnership and Guarantors will execute an environmental indemnity agreement with respect to the existence of hazardous or toxic substances or the failure of the Hotel to comply with environmental laws, and will be liable for certain other recourse obligations as more particularly provided in the Lender's standard promissory note form and described in paragraph 23 of the Summary of Standard Terms and Conditions forming a part of the Commitment.

     The closing of the Loan is subject to the satisfaction of customary closing conditions, including, without limitation, (i) satisfactory title insurance and survey, (ii) evidence of proper zoning and permitting, (iii) the existence of adequate fire and hazard insurance coverage, (iv) the delivery of a satisfactory opinion of the Partnership's counsel, (v) a recent third party MAI appraisal showing that the Hotel and other collateral for the Loan has sufficient value so that the principal amount of the Loan does not exceed 70% of the value of such property at the closing, (vi) a recent third party engineering report, showing that all improvements are in good and workable condition and comply with all applicable regulations (including the Americans with Disabilities Act) or, if not, an estimate of the cost and description of any deferred maintenance and repairs, (vii) a recent third-party environmental site assessment, showing that there is no toxic substance, hazardous waste or other adverse environmental condition affecting the Hotel, (viii) income statements evidencing that, at the time of the closing of the Loan, the annual cash flow from the Hotel available for debt service, divided by the annual amount of principal and interest payments on the Loan, will result in a debt service coverage ratio of at least
1.40 to 1.00, (ix) the negotiation of satisfactory loan documentation, (x) the absence of a material adverse change or deterioration in the financial condition of the Hotel, the Partnership or the Guarantors, between the issuance of the Commitment and the closing of the Loan. In addition, as a condition for the closing, the Partnership and its General Partner must be special purpose/bankruptcy remote entities acceptable to the Lender. Compliance with this final closing condition is the principal purpose of the Proposal.

                                  THE PROPOSAL

PART I  ADOPTION OF SINGLE PURPOSE VEHICLE PROVISIONS

     The Lender requires as a condition to the closing of the Loan that the Partnership and the General Partner each be special purpose/bankruptcy remote entities acceptable to the Lender. In particular, the Lender requires that the Certificate and Agreement of Limited Partnership, as amended to date (the "Partnership Agreement") be amended to include certain provisions of a type that are generally found in limited partnership agreements for special purpose/bankruptcy remote limited partnerships (the "SPV Amendment"). Set forth below is a summary of the SPV Amendment. It is qualified is its entirety by the actual SPV Amendment, which is included in the proposed amendments (the "Amendment") to the Partnership Agreement forming Part I of the entire Proposal set forth as Exhibit B.

     To date, the sole business of the Partnership has been to acquire and operate the Hotel. Nevertheless, Article III, Nature of Business, of the Partnership Agreement grants the Partnership to the right to conduct generally the business of acquiring, owning, holding and operating motor hotels and related bar and restaurant facilities. Under the SPV Amendment, Article III would be amended to permit the Partnership only to acquire, own, operate and manage the Hotel, and conduct certain necessary or incidental activities.

     The SPV Amendment would add a new paragraph to Article IX of the Partnership Agreement, which would provide that, so long as any obligations secured by the Deed of Trust are outstanding, the General Partner will have no authority to take any of the following actions (except, (a) if such action would not result in a violation of, or default under, the Deed of Trust, with the vote or written consent of the General Partner and the holders of a majority of the Units of Participation then held by the Limited Partners entitled to vote, or
(b) otherwise, with the unanimous vote or written consent of the General Partner and the holders of the Units of Participation):

          (i) borrow money or incur indebtedness on behalf of the Partnership other than normal trade accounts payable and lease obligations in the normal course of business or grant consensual liens on the Partnership's property, except in connection with the Loan and other indebtedness expressly permitted by the Deed of Trust and the other loan documents;

          (ii) dissolve or liquidate the Partnership;

          (iii) sell or lease, or otherwise dispose of all or substantially all of the assets of the Partnership;

          (iv) file a voluntary petition or otherwise initiate bankruptcy or insolvency proceedings, consent to institution of bankruptcy or insolvency proceedings against the Partnership, or seek relief under bankruptcy or insolvency laws, seek or consent to the appointment of a trustee, receiver, conservator, assignee, sequestrator, custodian, liquidator or other similar official of the Partnership or its assets, or make any general assignment for the benefit of creditors or admit in writing the inability of the Partnership to pay its debts generally as they become due or declare or effect a moratorium on the Partnership debt;

          (v) amend, modify or alter any of the terms of the Partnership Agreement, added as part of the SPV Amendment; or

          (vi) merge or consolidate with any other entity.

     In addition, so long as any obligations secured by the Deed of Trust are outstanding, (1) the Partnership will have only a limited liability company as a General Partner (the LLC Operating Agreement of which will, in turn, contain certain comparable mandatory provisions) and (2) the General Partner will have no authority to (a) take any of the actions specified above unless such action has been approved by the unanimous vote of the managers of the General Partner, or (b) take any of the actions specified above (other than those specified in clause (iv) above), without the written consent of the beneficiary under the Deed of Trust.

     Article XIII, Death of Limited Partner, of the Partnership Agreement currently provides in part, that the death, incompetency or bankruptcy of one or more Limited Partners will not dissolve the Partnership or entitle his representatives to a return of capital. The right of such Limited Partner to share in net profits, losses, and return of capital will devolve upon his personal representative, subject to the terms and conditions of the Partnership Agreement, including the provisions concerning transfers and assignments and substituted Limited Partners. The SPV Amendment contains an amplification of
Article XIII. Under the SPV Amendment the bankruptcy, death, dissolution, liquidation, termination or adjudication of incompetency of a Limited Partner will not cause the termination or dissolution of the Partnership and the business of the Partnership will continue. Upon any such occurrence, the trustee, receiver, executor, administrator, committee, guardian or conservator of such Limited Partner will have all the rights of such Limited Partner for the purpose of settling or managing its estate or property, subject to satisfying conditions precedent to the admission of such assignee as a substitute Limited Partner. The transfer by such trustee, receiver, executor, administrator, committee, guardian or conservator of any Partnership Interest will be subject to all of the restrictions under the Partnership Agreement to which such transfer would have been subject if such transfer had been made by such bankrupt, deceased, dissolved, liquidated, terminated or incompetent Limited Partner.

     The SPV Amendment would add a new paragraph to Article XXI to the Partnership Agreement which would provide that the Partnership is required to do the following:

          (i) maintain books and records and bank accounts separate from those of any other person;

          (ii) maintain its assets in such a manner that it is not costly or difficult to segregate, identify or ascertain such assets;

          (iii) hold regular Partnership meetings, as appropriate, to conduct the business of the Partnership, and observe all other Partnership formalities;

          (iv) hold itself out to creditors and the public as a legal entity separate and distinct from any other entity;

          (v) prepare separate tax returns and financial statements, or if part of a consolidated group, then be shown as a separate member of such group;

          (vi) allocate and charge fairly and reasonably any common employee or overhead shared with affiliates and maintain a sufficient number of employees in light of its contemplated business operations;

          (vii) transact all business with affiliates on an arm's-length basis and pursuant to enforceable agreements;

          (viii) conduct business in its own name, and use separate stationery, invoices and checks;

          (ix) not commingle its assets or funds with those of any other person;

          (x) not assume, guarantee or pay the debts or obligations of any other person;

          (xi) pay its own liabilities out of its own funds;

          (xii) not acquire obligations or securities of its partners or members;

          (xiii) not pledge its assets for the benefit of any other entity or make any loans or advances to any entity;

          (xiv) correct any known misunderstanding regarding its separate identity;

          (xv) maintain adequate capital in light of its contemplated business operations; and

          (xvi) maintain all required qualifications to do business in the state in which the Partnership's property is located.

     The SPV Amendment would add two new paragraphs to Article XXII of the Partnership Agreement. The first would provide that all property owned by the Partnership will be owned by the Partnership as an entity and, insofar as permitted by applicable law, no Partner will have any ownership interest in any Partnership property in its individual name or right. The second new paragraph would confirm that in the event of any conflict between any of the terms added to the Partnership Agreement as part of the SPV Amendment and any of the other terms of the Partnership Agreement, the terms added by the SPV Amendment would prevail.

PART II REMOVAL OF THE INDIVIDUAL GENERAL PARTNERS AND ELECTION OF CASA MUNRAS GP, LLC, AS GENERAL PARTNER

     The current general partners of the Partnership are John F. Rothman and Ronald Young (collectively, the "Individual General Partners"). As a condition to the closing of the Loan, the Lender requires that the general partner of the Partnership, like the Partnership itself, be a special purpose/bankruptcy remote entity. In order to satisfy such condition of the Lender, the Individual General Partners have organized the Casa Munras GP, LLC, a California limited liability company (the "LLC General Partner") solely for the purpose of acting as general partner of the Partnership. The LLC Operating Agreement of the LLC General Partner contains provisions mandated by the Lender for the purpose of creating a special purpose/bankruptcy remote entity. The General Partner is owned one-half by each of Messrs. Rothman and Young, will be managed by Messrs. Rothman and Young and, to date, has conducted no business and has no material assets or liabilities.

     Under paragraph (b) of Article X of the Partnership Agreement, the Limited Partners have the right, by vote or written consent of the holders of a majority of the Units then held by Limited Partners entitled to vote, to remove the Individual General Partners and elect one or more replacement general partners.
Part II of the Proposal provides that the Limited Partners consent to the removal of the Individual General Partners and the election of the LLC General Partner as the replacement general partner. The LLC General Partner has delivered to the Partnership its consent in writing to perform all of the obligations of the Individual General Partners under the Partnership Agreement, effective upon the removal of the Individual General Partners and the election of the LLC General Partner as General Partner.

     In order to fully vest in the LLC General Partner the entire general partnership interests of the Individual General Partners, each of the Individual General Partners intends to assign (effective upon the substitution of the LLC General Partner as General Partner) to the LLC General Partner his 0.5% interest in the equity, profits and losses of the Partnership. Article XIV of the Partnership Agreement provides, however, that except for each Individual General Partner's interest in the Initial General Partners' Profits (as defined in the Partnership Agreement) the General Partners will not assign, pledge, encumber, sell or otherwise dispose of their interests as general partners in the Partnership. Part II of the Proposal contains an amendment to Article XIV of the Partnership Agreement, which would permit any general partner of the Partnership to sell or assign its interest in the Partnership to any entity that has been admitted as a general partner in accordance with the terms of the Partnership Agreement.

     If Limited Partners holding a majority of the Units then held by Limited Partners entitled to vote, consent (i.e., vote "FOR") the Proposal, the LLC General Partner will become the sole general partner of the Partnership, satisfying the condition of the Lender as to the General Partner, and the Individual General Partners will transfer to the LLC General Partner their interests, as general partners, in the Partnership.

PART III  TAX-RELATED AMENDMENTS

     Subsequent to the formation of the Partnership in 1978, the Internal Revenue Service Regulations (the "Regulations") relating to the taxation of partnerships were materially changed. The amendments contained in Part III of the Proposal (the "Tax Amendments") update the Partnership Agreement by adding certain provisions contemplated by such Regulations and which are now traditionally found in partnership agreements. Specifically, the Tax Amendments add a new Article to the Partnership Agreement which includes (i) that capital accounts will be maintained in accordance with the Regulations, (ii) qualified income offset and minimum gain chargeback provisions and (iii) provision for allocation of excess non-recourse liabilities. Such changes should not adversely affect any Limited Partner. Please see Part III of the Proposal attached as Exhibit B for the full text of the Tax Amendments.

USE OF PROCEEDS

     The Individual General Partners expect that the Refinancing will provide the Partnership with gross loan proceeds of $7.0 million. The net proceeds to the Partnership, after loan fees and expenses incurred in connection with the Refinancing, escrowed reserves and deposits, new room development costs and loan repayments, and legal fees and closing costs are anticipated to be approximately $5,129,000 based upon the following calculation:

Gross Refinancing Proceeds........................................   $ 7,000,000
Refinancing Costs and Expenses:
  Loan brokerage fee                            $70,000
  Lender due diligence expense                   50,000
  Processing fee and expenses                     5,434                 (125,434)
                                                -------

Loan Escrows and Deposits:
  Property tax reserve                          $33,600
  Insurance reserve                              17,533
  Deferred maintenance escrow                     3,750
  Prepaid interest deposit                       24,835                  (79,718)
                                                -------

Expenses of Consent Solicitation..................................       (10,000)
Legal Fees and Loan Closing Expenses..............................       (50,000)
                                                                     -----------
Net Refinancing Proceeds..........................................     6,734,848
New Room Development Costs........................................    (1,000,000)
Affiliate Note Repayment..........................................      (375,441)
Bank Note Repayment...............................................      (230,124)
                                                                     -----------
Proceeds Available for Distribution...............................   $ 5,129,283
                                                                     ===========

IMPACT ON FUTURE DISTRIBUTIONS

     In accordance with the Partnership Agreement, the net cash proceeds from any refinancing of any Partnership property, except for working capital and the establishment of such reserves as the General Partners deem advisable, are generally to be distributed as follows:

          (i) The Partners, each in proportion to his Partnership Interest, shall first receive an amount equal to an amount equal to the excess, if any, of the sum of $4,500,00 plus 12% of the aggregate original capital contributions of the Partners cumulated for each year of the Partnership following May 1, 1978 [partial years prorated], over the aggregate of prior distributions to the Partners whether from net profits, as a return of capital, or otherwise;

          (ii) The General Partners shall then receive, in the proportion in which their respective Partnership interests bear to one another, an amount equal to 25% of the amount by which the net proceeds from the refinancing exceeds the amount distributed to the Partners pursuant to clause (i) above; and

          (iii) All remaining cash, if any, shall be distributed to the Partners, each in proportion to his Partnership interest.

     The net cash proceeds of the Loan, after payment of the associated transaction costs, net of estimated reserves and working capital requirements, after repayment of the Affiliate Note and the Bank Note and an allowance for the cost of developing new rooms, are expected to be approximately $5.1 million of which approximately $4.8 million (or approximately $1,000 per Unit) will be distributed to the Partners in accordance with clause (i) above, and approximately $286,000 in the aggregate, will be distributed to the General Partners in accordance with clause (ii) above. There will be no balance in excess of such distributions to be distributed to the Partners in accordance with clause (iii) above. No taxable income should be realized on the distribution of the loan proceeds for federal income tax purposes. See "Federal Income Tax Consequences" for additional information regarding tax consequences of the distribution. The General Partners' share of the net proceeds will be approximately $362,000 in the aggregate (including distributions under clause
(i) above, on account of their Partnership interests). The Partnership will seek to distribute such net proceeds as promptly as practicable following the closing of the Loan.

     In the year ended December 31, 1997, the Partnership generated aggregate cash flow before financing activities of approximately $937,000. Including distributions made in January 1998, the Partnership made distributions to the Partners aggregating $540,000 ($120 per Unit) on account of such 1997 cash flow. The balance of the Partnership's cash flow (a total of $397,000) was added to Partnership reserves. On a pro-forma basis, after giving effect to the Loan as if it had occurred prior to January 1, 1997, the Partnership would have generated cash flow before distributions of approximately $200,000 (or approximately $45 per unit) in 1997.

     The amount of future distributions will be affected by a number of factors, including the anticipated decline in Partnership cash flow as a result of the Loan. The Individual General Partners cannot, however, predict with certainty the amount of any future Partnership distributions.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a brief discussion of certain federal income tax considerations relating to the approval of the Proposal and the distribution of the net proceeds of the Loan. Each Limited Partner should consult his or her own tax advisor regarding the specific tax consequences of the approval of the Proposal and the distribution of the net proceeds of the Loan in the Limited Partner's particular circumstances.

     The approval of the Proposal and the distribution of the net proceeds of the Loan should not result in the realization of taxable income by any Limited Partner. Under Section 731 of the Internal Revenue Code, no gain is recognized by a partner on a distribution of cash unless the amount distributed exceeds the adjusted tax basis of the partnership interest of that partner. In addition, under Section 752 of the Internal Revenue Code, the tax basis of each partner's interest is increased by his allocable share of partnership liabilities. In this case, 75% of the principal amount of the Loan should be allocable to the Limited Partners, thereby increasing the tax basis of their partnership interests so that no taxable income would be realized on the distribution of the net Loan proceeds.

REASONS FOR OBTAINING LIMITED PARTNER CONSENT

     The Loan cannot be completed without the consent to (i.e., a vote "FOR") the Proposal of Limited Partners holding a majority of the Units. If the Proposal is approved by Limited Partners holding a majority of the Units, the General Partners will promptly notify, in writing, all Limited Partners who did not consent to the Proposal. Dissenting Limited Partners are not entitled to appraisal rights under the Partnership Agreement.

     If Limited Partner consent is not obtained, the Loan will not be consummated at this time. In that case the likelihood of any refinancing of the Partnership property is substantially decreased.

                        GENERAL PARTNERS' RECOMMENDATION

     The General Partners recommend that Limited Partners CONSENT to (i.e., vote "FOR") the Proposal.

                               OTHER INFORMATION

MARKET PRICES FOR THE PARTNERSHIP'S UNITS

     The approximate number of holders of the Units as of April 27, 1998 was
614. No public trading market exists for the Units.

     The following cash distributions were paid to the Partners during 1996, 1997 and through April 27, 1998:

                                                          DISTRIBUTION     AGGREGATE AMOUNT
                  DATE OF DISTRIBUTION                    PER UNIT(*)     OF DISTRIBUTION(*)
                  --------------------                    ------------    ------------------
January 31, 1996........................................     $20.00            $ 90,000
April 30, 1996..........................................      10.00              45,000
July 31, 1996...........................................      20.00              90,000
October 31, 1996........................................      70.00             315,000
January 31, 1997........................................      38.00             171,000
April 30, 1997..........................................      10.00              45,000
July 31, 1997...........................................      20.00              90,000
October 31, 1997........................................      70.00             315,000
January 31, 1998........................................      20.00              90,000

---------------
(*) For the purpose of distributions, the General Partners' $45,000 capital contribution is considered the equivalent of 45 Units.

DIRECTORS AND EXECUTIVE OFFICERS

     The Partnership has no directors or executive officers and, therefore, has no board of directors. Messrs. Rothman and Young are the General Partners. Mr. Rothman, age 63, and Mr. Young, age 70, have been the General Partners of the Partnership since its formation, and are named as the General Partners by the Partnership Agreement.

     Following the approval of the Proposal, and effective upon closing of the Loan, Messrs. Rothman and Young will be removed as General Partners and the LLC General Partner will become sole General Partner of the Partnership. The LLC General Partner is owned one-half by each of Messrs. Rothman and Young, and managed by Messrs. Rothman and Young.

     The Partnership has no standing audit, nominating or compensation committees or committees performing similar functions.

     Since March 1990, Mr. Rothman has been an independent real estate investor. Mr. Rothman is also currently a consultant to Westland Hotel Corporation ("Westland"), and the sole shareholder of The Northstar Group, a corporation leasing and operating a hotel/casino in Las Vegas, Nevada.

     Since December 1992, Mr. Young has been the president and chief executive officer and the sole stockholder of Westland, which has a management contract with the Partnership to manage the operations of the Hotel, which expires in April of 2014. See "Certain Relationships and Related Transactions" for additional information regarding the relationship among Messrs. Rothman and Young, Westland and the Partnership.

            INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

     The Individual General Partners will, by virtue of their ownership of Units, be entitled to a pro rata portion of the distributions made to all Limited Partners upon the closing of the Loan. The Individual General Partners will receive an aggregate of approximately $45,000 by virtue of their ownership of their interests as General Partners of the Partnership and approximately $76,000 by virtue of their ownership of an aggregate of 76 Units. In addition, pursuant to the Partnership Agreement, which provides that the General Partners are entitled to 25% of the net cash proceeds of a refinancing (subordinated to a 12% per annum cumulative return on capital contributions of Partners and the return of capital contributions to the Partners), the Individual General Partners will receive an additional aggregate amount of approximately $286,000 upon the closing of the Loan. Thus, the aggregate amount the Individual General Partners will receive will be approximately $407,000. See "The Proposal -- Impact on Future Distributions" and "Executive Compensation."

     In addition, pursuant to the terms of the management contract between the Partnership and Westland, a corporation controlled by Mr. Young, an Individual General Partner, Westland is entitled to receive a fee equal to 5% of the direct costs of the construction of any additional rooms or real property improvements at the Hotel. Therefore, if, as planned, $1 million from the proceeds of the Loan is used to develop new rooms at the Hotel, Westland will receive a $50,000 fee pursuant to the terms of such management contract. See "Certain Relationship and Related Transactions."

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     On the Record Date (May   , 1998), there were 4,455 Units issued and
outstanding and entitled to vote.

     Except as set forth below, there is no person known to the Partnership to be the beneficial owner of more than 5% of the Units. The following information is based upon Amendment No. 1 to Schedule 13D filed with the Securities and Exchange Commission dated March 5, 1988, and as updated by the records of the Partnership.

                                                                           NUMBER OF UNITS
                                                                            AND NATURE OF
                                                                             BENEFICIAL
                                                                            OWNERSHIP AT       PERCENT OF
      TITLE OF CLASS           NAME AND ADDRESS OF BENEFICIAL OWNER(1)    APRIL 27, 1998(2)      CLASS
      --------------           ---------------------------------------    -----------------    ----------
 Limited Partnership Units     Liquidity Fund XI                                   7              .157
                               Liquidity Fund XII                                 11              .247
                               Liquidity Fund XIV                                117             2.626
                               Liquidity Fund XV                                   3              .067
                               Liquidity Income/Growth Fund 85                    48             1.077
                               Liquidity Fund Tax-Exempt Partners                 28              .629
                               Liquidity Fund Tax-Exempt Partners II              72             1.616
                               LF 73                                              30              .673
                               LF 74                                              46             1.033
                               Liquidity Financial Grp L.P.                        9              .202
                               Liquidity Fund General Ptrs. II                     1              .022
                               Liquidity Fund General Ptrs. II FBO                 1              .022
                               Sean S. Subas
                               LFG Liquidating Interest, L.P.                      5              .112
                               LF 31                                              47             1.055

---------------
(1) Each of said funds (the "Funds") is located at 2200 Powell Street, Emeryville, CA 94608

(2) Each of such Funds owns such Units directly. Each of such funds has sole voting and disposition power with respect to such Units, which powers are exercised on behalf of such Fund by its general partner(s). Liquidity Fund General Partners ("LFGP") is the sole general partner of Liquidity Fund XI, Liquidity Fund XII, Liquidity Fund XIII, Liquidity Fund XIV, Liquidity Fund XV and Liquidity Income/Growth Fund 85. The general partners of Liquidity Fund IX are Liquidity Fund Management, Inc. ("LFMI") and Messrs. Richard G. Wollack, Bryson S. Randolph and Brent R. Donaldson. The general partners of Liquidity Fund High Yield Institutional Investors are LFGP and Liquidity Fund Associates II ("LFA"). The general partners of LFGP are Messrs. Wollack, Randolph, Donaldson and Sean S. Subas. The officers and directors of LFMI are Messrs. Wollack, Donaldson and Subas. The general partner of LFA is LFGP. The general partners of Liquidity Fund Tax-Exempt Partners and Liquidity Fund Tax-Exempt

    Partners II are Liquidity Fund General Partners II ("LFGPII") and Liquidity Fund Partners ("LFP"). The general partners of LFGPII are Messrs. Wollack, Donaldson, Subas and Robert S. Condon. The general partner of LFP is LFGPII.

     Security ownership of management is set forth in the table below:

                                              NUMBER OF UNITS AND
                                              NATURE OF BENEFICIAL
                         NAME OF             OWNERSHIP AS OF CLOSE         PERCENT
  TITLE OF CLASS     BENEFICIAL OWNER    OF BUSINESS ON APRIL 27, 1998     OF CLASS
  --------------     ----------------   --------------------------------   --------
Limited Partnership  John F. Rothman                32 Units*                .718
Units                Ronald A. Young                44 Units*                .988

---------------
(*) Owned directly.

     In addition, each Individual General Partner owns a .5% interest in the equity, profits and losses of the Partnership by virtue of his $22,500 capital contribution to the Partnership upon its formation.

                             EXECUTIVE COMPENSATION

     The Individual General Partners have never received any compensation from the Partnership for serving as the Partnership's general partners. Set forth below is a summary of all compensation which may be payable to the General Partner in the future pursuant to the Partnership Agreement, as amended by the Proposal. All such fees and amounts are payable one-half to each of the Individual General Partners. Upon removal as General Partners, Messrs. Rothman and Young will assign their rights to such compensation to the LLC General Partner as the replacement General Partner.

          (1) Operations. The General Partners are entitled to a transfer fee of up to $50 per transfer of Units.

          (2) Disposition or Borrowing. Upon the sale or refinancing of the Hotel, the General Partners are entitled to 25% of the net cash proceeds subordinated to (i) a 12% per annum cumulative return on the capital contributions of the Partners, and (ii) the return of such capital contributions to the Partners, to the extent such proceeds are distributed to the Partners, as more fully set forth above under "The
     Proposal -- Impact on Future Distributions."

          (3) Removal of General Partners. The Partnership Agreement provides that if either or both of Messrs. Rothman and Young should be removed as General Partner(s) of the Partnership by vote or written consent of the holders of a majority of the Units then held by Limited Partners entitled to vote, the Partnership will have the right, but not the obligation, to terminate a removed General Partner's interest in the compensation owed to such General Partner upon the sale or refinancing of the Hotel upon payment to such General Partner of an amount equal to the value of his interest in such compensation on the date of his removal, based upon the market value of the assets of the Partnership on and as if such assets were sold on the date of his removal. If the removed General Partner and the Partnership cannot mutually agree upon such value within 30 days following the election by the Partnership to so terminate the General Partner's interest, such value will be determined by arbitration. Payment to a removed General Partner of the value of his interest at the option of the Partnership will be made either (i) in a lump sum within 30 days following determination of the value thereof, or (ii) in equal installments of principal and interest at 7% per annum over a period of 60 months.

     If the Proposal is approved, the Individual General Partners will assign their interests as General Partners to the LLC General Partner and the Partnership will not take the actions set forth in paragraph 3 above with respect to the termination of the Individual General Partners' general partner interests. Accordingly, the LLC General Partner will be entitled to receive the compensation payable to the Individual General Partners under the Partnership Agreement, as assignee of the Individual General Partners' general partner interests.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     All of the outstanding stock of Westland, which has a management contract (the "Contract") with the Partnership to manage the operations of the Hotel, is owned by Mr. Young. Mr. Rothman is a consultant to Westland. Messrs. Young and Rothman have agreed that a portion of Westland's net income (based upon a predetermined formula) will be paid to Mr. Rothman for his consulting services.

     Pursuant to the Contract, Westland is entitled to receive from the Partnership for Westland's services in managing the Hotel: (a) a minimum management fee equal to 4% of room revenues and food and beverage sales ("Hotel Revenues"), payable monthly and adjusted at year-end, and (b) an incentive management fee, calculated and paid annually, equal to the lesser of (1) 12% of profits before debt service and depreciation, as defined, and (2) the excess of the Partnership's cash flow over an amount equal to 12% of the Partners' then-invested capital, as defined. Proceeds of any sale or refinancing of the Hotel are not considered in computing the incentive management fee.

     During 1997, Westland made available to the Partnership various services in connection with the acquisition of furniture, fixtures, equipment and supplies for the Hotel, the procurement of insurance for the Hotel, and other administrative matters. Such services or goods were purchased by the Partnership from Westland at its cost. For 1997 and 1996, $607,662 and $572,541, respectively, were paid or payable to Westland as reimbursement for such purchases.

     Westland made available to the Partnership all trade discounts offered by vendors for early payment.

     During 1997, Westland provided bookkeeping services to the Partnership. The fee paid by the Partnership to Westland for these services is computed by Westland by taking the total of all direct labor costs of providing bookkeeping services to the hotels it manages and allocating to the Partnership a pro rata portion of such costs based on the ratio of the number of rooms in the Hotel to the number of rooms in all hotels managed by Westland. Westland also is entitled to reimbursement by the Partnership of certain payroll related costs, administration expenses and professional fees, when incurred. The bookkeeping service fee and other reimbursable costs, expenses and fees paid or payable to Westland for 1997 and 1996 totaled $26,592 for each year.

     Westland is entitled to receive 5% of the direct costs of the construction of any additional rooms or real property improvements, including the construction of additional rooms at the Hotel.

                          INDEPENDENT PUBLIC ACCOUNTS

     The Partnership's auditors are Deloitte & Touche LLP. The audit services rendered by Deloitte & Touche LLP for the fiscal year ended December 31, 1997 included: examination of the financial statements of the Partnership, consultation in connection with the preparation and filing of the Form 10-K Annual Report with the Securities and Exchange Commission and consultation with the Partnership on accounting and related matters.

                               CONSENT PROCEDURES

     The Partnership Agreement sets forth the respective rights, duties and obligations of the Individual General Partners and the Limited Partners. Article X of the Partnership Agreement provides that the Limited Partners have the right by vote or written consent of the holders of a majority of the Units then held by Limited Partners entitled to vote to amend the Partnership Agreement and to remove the Limited Partnership's General Partners and elect one or more new replacement General Partners.

     As of May   , 1998 (the "Record Date"), there were 647 Limited Partners who own (collectively) a 99% interest in the Partnership. As of the Record Date, the Partnership had 4,500 Units outstanding, including 76 Units held by the Individual General Partners. Each Limited Partner shall be entitled to one vote for each Unit owned of record by such Limited Partner on the Record Date. At such time as the Partnership receives valid and unrevoked written consents representing at least a majority of the Units outstanding, the Proposal will take effect. The Partnership believes that written consents (i.e., votes "FOR") representing at least 2,251 Units will constitute the requisite number of written consents to effectuate the Proposal. WE URGE YOU TO READ THIS CONSENT SOLICITATION STATEMENT CAREFULLY AND THEN SIGN, DATE AND PROMPTLY MAIL THE ENCLOSED CONSENT FORM TO THE PARTNERSHIP.

     Only Limited Partners of record may consent to the Proposal. If your Units are held in the name of a brokerage firm, bank, nominee or other institution, only such institution can vote and sign the Consent with respect to your Units and can do so only at your direction. Accordingly, if your Units are so held, please contact your account representative and give instructions to have the enclosed Consent form executed with respect to your Units.

     The Limited Partners' consent to the Proposal is being solicited and may only be voted upon as a unified proposal. Accordingly, a Limited Partner may not consent to (i.e., vote "FOR") or withhold consent to (i.e., vote "AGAINST" OR "ABSTAIN") one part of the Proposal without similarly consenting to or withholding consent from the others.

     YOUR CONSENT IS IMPORTANT. NO MATTER HOW MANY UNITS YOU OWN, THE PARTNERSHIP URGES YOU TO COMPLETE, SIGN AND RETURN YOUR CONSENT PROMPTLY TO THE PARTNERSHIP AT 5525 OAKDALE AVENUE, SUITE 300, WOODLAND HILLS, CALIFORNIA 91364. THIS CONSENT SOLICITATION STATEMENT IS ACCOMPANIED BY A SEPARATE CONSENT.

     Because approval of the Proposal requires the affirmative consent (i.e., vote "FOR") of Limited Partners owning of record at least a majority of the Units outstanding, abstentions and broker non-votes will have the effect of votes against the Proposal. The Partnership urges that Limited Partners execute the enclosed Consent form "FOR" the Proposals.

     It is the present intention of the Partnership to close this consent solicitation at the earliest possible time. The earliest possible time that this consent solicitation can be closed is that date on which the valid and unrevoked written consents (i.e., votes "FOR") of at least a majority of the Units outstanding have been received by the Partnership (the "Approval Date"). The Partnership is seeking, if possible, to close this consent solicitation on or
about May   , 1998.

     Any Limited Partner delivering a Consent pursuant to this Consent Solicitation Statement has the power to change the vote shown on the Consent at any time prior to the Approval Date by giving written notice of such change to the Partnership or by executing a Consent bearing a later date and delivering it to the Partnership. Unless the Partnership receives written notice of a change of the vote shown on the Consent or a duly executed Consent bearing a later date, the Consent will be voted in the manner specified therein.

     If the Proposal is approved, the approved amendments to the Partnership Agreement will become effective immediately prior to, and conditioned upon, the closing of the Loan. The amendments will be executed by the Individual General Partners on their own behalves and as attorneys-in-fact for the Limited Partners in accordance with Article XIX of the Partnership Agreement. The Individual General Partners will immediately thereafter transfer and assign their general partner interests to the LLC General Partner and the LLC General Partner will become the sole general partner of the Partnership.

     The expenses of this consent solicitation, including the cost of preparing this Consent Solicitation Statement and the legal fees incurred by the Partnership in connection with the preparation of this Consent Solicitation Statement and the form of Consent will be paid by the Partnership. To date, the costs have been approximately $20,000, and the Partnership estimates that it will incur additional costs of approximately $10,000. This solicitation will be made through the mail, and the General Partner and their affiliates and employees may solicit votes by telephone, telegram and personal interview. Such persons will receive no additional compensation for such services. The General Partner intends to request persons holding Units in their name or custody, or in the name of nominees, to send solicitation materials to their principals and request authority for the execution of the Consents, and the Partnership will reimburse such persons for their expense in so doing.

                              FURTHER INFORMATION

     This Consent Solicitation Statement does not purport to be a complete description of all agreements and matters relating to the condition of the Partnership, its properties and the transactions described herein. Accompanying this Consent Solicitation Statement is the Form 10-KSB of the Partnership which provides additional information regarding the Partnership. With respect to statements contained in this Consent Solicitation Statement as to the content of any contract or other document filed as an exhibit to the Form 10-KSB, each such statement is qualified in all respects by reference to such exhibit and the schedules thereto which may be obtained without charge upon written request to the Partnership. If making such a request, please send it to: 5525 Oakdale Avenue, Suite 300, Woodland Hills, California 91364, Attn: John F. Rothman.

                                                                       EXHIBIT A

                               AMRESCO LETTERHEAD

January 9, 1998

Casa Munras Hotel Partners, L.P.
c/o Mr. Gary Braun
Churchill Mortgage Company
5959 West Century Boulevard, Suite 1400
Los Angeles, California 90045

RE: TERM LOAN COMMITMENT -- CASA MUNRAS HOTEL

Gentlemen:

     This letter (including all attachments hereto, the "Commitment") confirms that AMRESCO CAPITAL, L.P. (together with its successors and assigns, "Lender") will lend up to the principal amount set forth below (the "Loan") to Borrower (as defined below), subject to the terms and conditions contained herein. This Commitment is conditioned on and subject to, among other things, the completion of Lender's underwriting process and verification to Lender's satisfaction of all of the following:

BORROWER:                    The first addressee of this Commitment or an entity
                             to be formed thereby, subject in any event to approval by Lender and its legal counsel of the borrowing entity as provided herein.

PROPERTY:                    That certain 152-room hotel known as Casa Munras
                             Garden and located on a 4.014 acre tract of land at 700 Munras Avenue in Monterey, Monterey County,
                             California, the legal description of which tract must be confirmed by a current survey acceptable to Lender. The Property is owned by Borrower and being refinanced with the proceeds of the Loan.

LOAN AMOUNT:                 $6,830,000, with a possible increase up to an
                             amount not to exceed $7,000,000, provided that at such increased Loan Amount a minimum debt service coverage ratio of 1.40 to 1.00 is attained.

TERM:                        Ten years.

INTEREST RATE:               The Interest rate has been locked at 7.70% per
                             annum and will remained locked at such rate through the Closing Date specified below since Borrower has posted with Lender an additional Rate Lock Deposit
                             (herein so called) equal to 1% of the proposed Loan
                             Amount, which deposit shall be refundable to Borrower on the same terms and conditions as the Deposit provided for below.

AMORTIZATION OF PRINCIPAL:   Based on 25 years, subject to confirmation from the
                             third-party reports required by Lender that all improvements on the Property have a remaining economic, useful life of at least seven years beyond such amortization period, with the understanding that the Loan is payable in full at the end of the Term first stated above.

MAXIMUM LTV RATIO:           A third-party MAI appraisal ("Appraisal")
                             acceptable to and addressed to Lender must show sufficient value so that the Loan Amount does not exceed 70.0% of the value of the Property at the time of closing. The Appraisal must also address, to Lender's satisfaction, market rents, vacancy and tenant improvement and leasing commission costs, all of which will be among the items used by Lender in determining cash flow available for debt service.

MINIMUM DSC RATIO:           The current and historical statements of Property
                             income and expenses and rent roll submitted and to be submitted by Borrower must be verified by Lender. At the time of closing, the annual cash flow from the Property available for debt service, divided by the annual amount of principal and interest payments on the Loan, must result in a debt service coverage ratio of at least 1.40 to
                             1.00. Cash flow available for debt service will be the sum of all income collected from the Property, based on the 12-month period ending December 31, 1997 in form acceptable to Lender at the time of such review; plus potential income recognized by Lender from laundry, telephone and restaurant operations substantiated by Borrower and recognized by Lender from laundry, telephone and restaurant operations substantiated by Borrower and recognized by Lender as stable and continuing throughout the term of the Loan; less all operating and other expenses for the Property during such 12-month period. In determining cash flow available for debt service, and in addition to making any other adjustments to income and expenses provided for in Lender's written underwriting guidelines, Lender will do the following: deduct the annual amounts of all on-going escrows and reserves (the adequacy of which, together with the estimated cost of deferred maintenance and repairs, must be verified pursuant to Lender's site inspection and third-party reports and the full amounts of which will be deducted from income hereunder, even if Lender has agreed in this Commitment to suspend or otherwise modify
                             Borrower's obligation to make deposits with Lender for such purposes), including the amounts of all insurance premiums and taxes (as determined by Lender), the general replacement reserve, and all other on-going escrows and reserves provided for in this Commitment not otherwise deducted hereunder;
                             limit recognition of rents to the lesser of contractual rents or market rents (as reflected in the Appraisal); reduce all room revenues by a combined market franchise fee and sales and marketing expense factor of not less that 11.0%. In addition to its other underwriting criteria in determining cash flow available for debt service, Lender must be satisfied with its verification of average daily rates in the market and at the subject Property, occupancy levels in the market, a sustainable occupancy level of at least 64.0% for the Property, market expenses and other market data relative to the Property. At the present time, annual cash flow available for debt service is estimated to be $870,753 and principal and interest payments are estimated to be $616,379 per year. It is understood that a reduction in the amount of cash flow available for debt service as finally underwritten by Lender by the time of closing to less that $862,931 may result in a reduction of the Loan Amount in order to attain the minimum debt service coverage ratio.

RETURN DATE:                 Duplicates of this Commitment, executed by Borrower
                             and Key Principals identified below, must be received by Lender within one week after the date of this Commitment, or Lender may at its option withdraw the same and reject any tender by Borrower of this Commitment and the Deposit.

CLOSING DATE:                March 31, 1998 (unless extended in writing by
                             Lender), by which date the Loan must have been closed and funded or this Commitment will have expired.

FUNDING: Loan funding shall occur as soon as practical after delivery of executed Loan Documents (as hereinafter defined) and satisfaction of all closing requirements.

LENDER'S FEES:

PROCESSING FEE:              $5,000, previously paid by Borrower, earned by
                             Lender and non-refundable in any event.

DEPOSIT: $68,300 (1.0% of the proposed Loan Amount), previously paid by Borrower. If the Loan is not closed for reasons other than a Borrower Default (as defined in the "CONDITIONS FOR PARTIAL REFUND" paragraph below), the balance of the Deposit in excess of the sum of Lender's Loan Expenses (hereinafter defined) will be refunded, as will the Rate Lock Deposit provided for above. If Lender determines at any time prior to closing that its Loan Expenses are exceeding the balance of the Deposit, then Lender may request, and Borrower will pay within three days, an additional amount determined by Lender to be sufficient to cover such expenses.

CORRESPONDENT FEE:           Any compensation for Churchill Mortgage Company
                             ("Correspondent") or any other broker shall be the sole responsibility of Borrower and Key Principals.
                             Without liability for failure to do so, Lender will use reasonable efforts (but only upon the closing of the Loan) to honor Borrower's written request that Correspondent be paid out of the proceeds of the Loan the fee agreed to by said Correspondent be paid out of the proceeds of the Loan the fee agreed to by said parties.

OTHER LOAN TERMS:

LIMITED RECOURSE:            No deficiency or other judgment for repayment of
                             principal and interest on the Loan will be entered by lender against Borrower or Key Principals identified below following an event of default except in the event of fraud or material misrepresentation by Borrower or Key Principals in connection with the Loan (including but not limited to the failure to pay the first full monthly payment of principal and interest when due). In addition, Borrower and Key Principals will be liable for certain recourse obligations as more particularly provided in Lender's standard promissory note form and described in paragraph 23 of the Summary of Standard Terms and Conditions attached hereto.

CARVE-OUTS:                  Ronald A. Young and John F. Rothman ("Key
                             Principals", whether one or more) will each execute a guaranty with respect to the limited recourse carve-out provisions described above.

SECURITY:                    The Loan shall be secured by a first and prior
                             mortgage or deed of trust on the Property, and a perfected first security interest in all leases, rents, income and profits, and all other personal property, rights and interest owned by Borrower and related or appurtenant to the Property.

REPAYMENT TERMS:             If funding of the Loan does not occur on the first
                             day of a calendar month, Borrower will pay interest accruing up to the first day of the next calendar month, in advance at closing. Thereafter, principal and interest (payable in arrears) shall be due in monthly installments until maturity. Interest shall be computed and payable in arrears on a monthly basis assuming a 360-day year consisting of 12 months of 30 days each, except that interest due and payable for a period less than a full month shall be calculated by multiplying the actual number of days elapsed in such period by a daily rate based on said 360-day year. As more particularly provided in the Loan
                             Documents, the Interest Rate will be subject to increase if the Loan is not paid in full at the end of the term stated above or if there is an event of default, and interest on the Loan, including all fees and charges treated as such under applicable law, shall be limited so as never to exceed the highest rate allowed by such law.

PREPAYMENT:                  Except in the case of casualty or condemnation
                             proceeds actually applied to the Loan balance, the Loan may not be prepaid before the expiration of 120 months after the due date of the first constant payment under the promissory note evidencing the Loan ("Note"). After this lockout period, the Loan may be prepaid only in accordance with the defeasance provisions of the Note, as more particularly described in paragraph 5 of the Summary of Standard Terms and Conditions. Borrower has the right to prepay the Loan in full at par on any scheduled payment date during the last six months.

DUE ON SALE:                 Subject to Borrower's satisfaction of certain
                             conditions as provided in the Loan Documents
                             (including payment of a 1.0% fee), Borrower has a one-time right to transfer title to a third party acceptable to Lender who assumes the Loan. Any sale, transfer or conveyance of all or any part of the Property without Lender's prior written consent shall give Lender the right to declare the balance of the Loan immediately due and payable. In addition, neither subordinate financing (whether or not secured by a lien on the Property or any other assets of Borrower) nor any indebtedness other than the Loan and trade and operational debt incurred in the ordinary course of business for the Property shall be allowed.

REPORTS: During the first 12 months after the closing of the Loan, monthly occupancy (including rent roll, if applicable) reports and financial statements (including month-by-month and year-to-date operating results) the Property are required to be provided within 20 days after the close of each calendar month. Thereafter, quarterly occupancy (including rent roll, if applicable) reports and financial statements (including month-by-month and year-to-date operating results) for the Property are required to be provided within 45 days after the close of each calendar quarter, in addition to all franchise inspection reports and certain annual and other reports required under the Loan Documents. If so required by any national rating agency or otherwise in Lender's reasonable discretion, such financial statements, together with those to be furnished in underwriting the Loan, must be prepared and/or audited by a certified public accountant. In addition, the Loan Documents provide for audits in certain events of default.

ESCROWS AND RESERVES:

TAXES AND INSURANCE:         Escrows shall be maintained by a monthly deposit by
                             Borrower of 1/12 of the annual taxes and insurance premiums as estimated by Lender. At closing, the escrow will be funded in an amount which, when the required monthly payments are added thereto, will be sufficient to pay such charges when due.

GENERAL: A general replacement reserve of 5.0% of gross revenues from the Property will be funded through monthly deposits by Borrower. Monies deposited will be released to Borrower for reimbursement of hotel case goods and soft goods, carpeting and other interior, exterior, structural HVAC and mechanical improvements and repairs in accordance with the terms of the applicable Loan Documents. This reserve may be adjusted upward after Lender's evaluation of the Engineering Report (hereinafter defined).

REPAIRS: 125.0% of the estimated cost of any needed maintenance and repairs as determined by lender's evaluation of the Engineering Report will be deposited at closing. These monies will be released to Borrower for reimbursement of costs of such maintenance and repairs, which must be completed within the time period established by Lender in accordance with the terms of the applicable Loan Documents.

OTHER: Any additional funding of the foregoing required at closing and any escrow for debt service or other purposes as may be provided in the Special Conditions Supplement, all of which shall be pursuant to escrow agreements acceptable to Lender and executed by Borrower at closing.

                            LOAN CLOSING CONDITIONS

     Closing the Loan is conditioned upon certain additional requirements, including (i) the Property, Borrower and Key Principals being as represented and meeting Lender's underwriting criteria, (ii) execution and delivery by Borrower of all Loan Documents, attorney's opinions, evidence of corporate authority, and other matters required by lender, and (iii) Borrower's prior delivery of and Lender's satisfaction (in its sole discretion) with the following:

     TITLE INSURANCE AND CURRENT SURVEY acceptable to Lender, to be provided not less than 60 days before closing.

     UCC/LITIGATION/TAX LIEN SEARCH acceptable to lender, to be provided not less than 60 days before closing.

     EVIDENCE OF PROPER ZONING AND PERMITTING acceptable to Lender, including without limitation all licenses required for all existing and contemplated uses of the Property, the adequacy of the amount of and all legal arrangements for parking, as well as the compliance thereof with all legal requirements, and the rebuildability of existing improvements in the event of any destruction thereof, to be provided not less than 30 days before closing.

     MANAGEMENT of the Property shall be conducted by an entity acceptable to Lender. Any management contract or agreement shall be subordinate to the Lender's mortgage, shall be assigned to Lender and shall be subject to termination in event of default; evidence of same to be provided not less than 30 days before closing.

     FIRE & HAZARD INSURANCE coverage, rent loss and business interruption, comprehensive general liability and such other insurance (including law and ordinance, flood and/or earthquake, if applicable) as Lender may require in a form and for an amount acceptable to Lender, issued by a company satisfactory to Lender and fully paid by time of closing, to be provided not less than 30 days before closing.

     UNPAID TAXES AND ASSESSMENTS due at the time of closing are to be paid prior to disbursement of the Loan.

     OPINION OF BORROWER'S COUNSEL in Lender's standard form with assumptions and limitations acceptable to Lender, addressing, without limitation, the validity and enforceability of the Loan Documents, the compliance by the Property with all applicable zoning, building and other laws and the valid existence of the borrowing entity, to be provided not less than 15 days before closing.

     THIRD-PARTY MAI APPRAISAL acceptable to Lender and supporting the maximum loan-to-value ration and market rent and vacancy factor described above, to be dated not more than 90 days before closing.

     THIRD-PARTY ENGINEERING REPORT to be ordered by Lender ("Engineering Report") and dated not more than 60 days before closing, showing that all improvements are in good and workable condition and comply with all applicable regulations (including ADA) or, if not, an estimate of the cost and description of any deferred maintenance and repairs.

     THIRD-PARTY ENVIRONMENTAL SITE ASSESSMENT to be ordered by Lender ("Environmental Report") and dated not more than 60 days before closing, showing that there is no toxic substance, hazardous waste or other adverse environmental condition affecting the Property and confirming the matters stated in the attached Environmental Questionnaire and Certificate, which is a part of this Commitment and must be completed and signed by Borrower and Key Principals and submitted herewith. Borrower and Key Principals will execute an environmental indemnity agreement with respect to the existence of hazardous or toxic substances or the failure of the Property to comply with environmental laws, and Borrower and Key Principals hereby represent to Lender that they are not aware of any asbestos-containing materials, storage tanks, lead-based paint, toxic substance, hazardous waste or other adverse environmental condition affecting the Property, either now or in the past, except as follows:

          INCOME AND EXPENSE STATEMENTS acceptable to Lender and supporting the minimum debt service coverage ratio above.

          FINANCIAL STATEMENTS, CREDIT REPORTS AND REFERENCES on Borrower and Key Principals, supporting a current financial condition of such parties satisfactory to lender, together with current rent rolls and historical financial information on the Property.

          COSTS AND EXPENSES: Borrower shall pay all costs and expenses incurred in connection with underwriting, preparing for and closing the Loan ("Loan Expenses") and the Processing Fee (which is included in Loan Expenses unless such fee is paid separately from the Deposit ), whether or not the Loan is closed. It is understood that Loan Expenses include, but are not limited to, the following: (a) the cost of all third-party reports described above and any third-party reviews of such reports, all inspection fees, credit report fees, insurance policy review fees, title insurance report fees, surveyor's fees, zoning and surveyor consultant's fees, legal fees and disbursements (including fees and disbursements of lender's counsel, as well as local counsel selected by Lender) and fees for all title, UCC, litigation and tax lien searches; and (b) all note taxes, intangibles taxes, transfer taxes, documentary stamp taxes, all taxes, costs and fees for recording and filing the mortgage and other Loan Documents, all license and permit fees, fees in connection with the preparation and premiums for title and other insurance, escrow and disbursement fees and other closing costs, This paragraph shall survive the termination of this Commitment, and if Borrower fails to pay all Loan Expenses, then Key Principals shall each be responsible for the payment of same.

          INSPECTION of the Property and approval thereof by Lender is required.

          ADVERSE CHANGE or deterioration in the financial condition of the Property, Borrower or any Key Principals after issuance of this Commitment, but prior to closing, may result in a termination of this Commitment and all obligations of Lender thereunder.

          LOAN DOCUMENTS executed by Borrower at closing on Lender's standard forms without material change and in form and substance satisfactory to Lender in its sole discretion. Attached hereto is a Summary of Standard Terms and Conditions that will be found in the Loan Documents or are required by Lender in connection with its review of the Loan, as well as certain representations and warranties of Borrower and Key Principals made in connection with this Commitment. It is understood that negotiations as to any of such terms and conditions will result in increased legal fees to be paid to Borrower.

          SPECIAL PURPOSE/BANKRUPTCY REMOTE BORROWING ENTITY acceptable to Lender, with entity documents acceptable to Lender, as provided in the Special Conditions Supplement described below.

          MISCELLANEOUS: Such other evidence, documents, subordinations, estoppel certificates, searches and items required by Lender that are customarily provided in loan transactions of this type or otherwise reasonably required in connection with Lender's underwriting of the Loan. As of the date of closing, all representations, warranties and certifications made by Borrower and Key Principals to Lender shall be true and correct and there must exist no event of default (or event with which notice or lapse of time or both could constitute an event of default) under the Loan Documents.

          SPECIAL CONDITIONS SUPPLEMENT: Special provisions of this Commitment are set forth in this Special Conditions Supplement attached and incorporated by reference. If any such special provision is in conflict with another term or condition of this Commitment, the special provisions shall control.

          ADDITIONAL INFORMATION: Borrower and Key Principals agree to timely furnish Lender the information outlined in the attached Borrower Documentation List and any additional information or documentation that shall be required by Lender to process this Commitment.

OTHER MATTERS

     CONDITIONS FOR PARTIAL REFUND: If the Loan is not closed, Borrower will be entitled to a refund of the Rate Lock Deposit and that portion of the Deposit which is in excess of the sum of all of Lender's Loan Expenses unless this Commitment expires or is terminated by Lender because Borrower, its Key Principals or agents (a) make a material misrepresentation, (b) fail to furnish information required under this Commitment or to comply with a condition precedent within their control (including without limitation the failure to complete any construction or meet any leasing requirements provided for in this Commitment), or (c) terminate negotiations prior to the execution of the Loan Documents or otherwise fail or refuse to close the Loan. In any of the events described in clauses (a), (b) or (c)of the foregoing sentence (collectively, "Borrower Default"), Lender will be entitled, as compensation for its services, to retain all funds paid and draw on any letter of credit posted for the Rate Lock Deposit and the Deposit, and Lender may also, at its option, recover from Borrower and Key Principals the sum of all of Lender's Loan Expenses in addition to being entitled to the Rate Loan Deposit and the Deposit. In any such event Borrower will also be directly responsible for the payment of any fee or commission earned by the Correspondent (if any) or any other broker used in this transaction. Borrower agrees with Lender that this paragraph will survive the expiration or termination of this Commitment and acknowledges that Lender is issuing this Commitment and agreeing to underwrite the Loan based upon Borrower's agreements in the "BORROWER COOPERATION" paragraph below.

     BORROWER COOPERATION: Borrower is being provided with the attached Borrower Documentation List and will be provided by lender with a detailed Due Diligence and Legal Checklist, including the dates by which such information must be furnished. Borrower agrees to provide Lender and agents in a timely fashion all of such information and such other items as Lender may request in order to underwrite and close the Loan. Borrower acknowledges that Lender is issuing this Commitment and underwriting the Loan based upon such agreement and in reliance on the representations by Borrower, its Key Principals and agents concerning the property and the financial and other condition of Borrower and Key Principals and that the failure to furnish complete and accurate information in a timely manner and otherwise to cooperate in underwriting and closing the Loan may cause this Commitment to expire and/or entitle Lender to terminate this Commitment on account of such Borrower Default, and Lender will be entitled to compensation as provided in the "CONDITIONS FOR PARTIAL REFUND" paragraph above.

     INDEMNITY FOR BROKER CLAIMS: Borrower agrees to pay the commission of the Correspondent (if any) identified in the "CORRESPONDENT FEE" paragraph of this Commitment and of any other broker used in this transaction, and Borrower and Key Principals agree to hold harmless and defend the Lender (and Correspondent, if any) from and against any and all claims for brokers' or finders' fees and commissions in connection with the transaction. This indemnification paragraph shall survive the termination of this Commitment.

     ROLE OF CORRESPONDENT: Borrower understands that Correspondent (if any) does not have the authority to and cannot bind Lender in any respect, including without limitation, the authority to waive any conditions or make any changes to this Commitment.

     FINANCIAL DEALINGS: Except as set forth in detail in a separate written explanation attached to and made a part of this Commitment, or previously delivered to Lender, neither Borrower, its Principal Owners (being defined as any person or entity directly or indirectly owning or controlling 25.0% or more of an ownership interest in Borrower or having the power to direct the management and polies of Borrower, whether by contract, through an ownership interest, or otherwise) nor any Key Principals: (i) during the past seven years, has had any judgment remain unsatisfied more than 30 days; (ii) during the past seven years, has transferred its right, title, and interest in a property through a deed-in-lieu or foreclosure action, or has filed or has had filed against it any action under the bankruptcy laws of the United States, (iii) is currently a co-maker; endorser or guarantor on or of any note (except as disclosed to Lender in writing as provided above); (iv) is currently a party to any lawsuit; (v) has received notice of, or is otherwise aware of, any bankruptcy, insolvency or comparable proceedings, condemnation, litigation, or any other action against or affecting the Property, Borrower or any Key Principals or contemplates filing any such proceedings; or (vi) has ever been convicted of a felony. Any such exception must be acceptable to Lender. Neither Borrower, its Principal Owners, nor any Key Principals has any other loan closed or pending with Lender, and this Loan is not related to any other loan or proposed loan from Lender except as follows:

          ADDITIONAL CERTIFICATIONS: Borrower and all of its Principal Owners are domestic United States entities or individuals, and neither Borrower nor any of its Principal Owners is a pension, retirement, welfare, benefit or other "employee benefit plan" as defined in applicable provisions of the Employee Retirement Income Security Act of 1974 (as amended from time to time and including the regulations promulgated thereunder, "ERISA") or owns "plan assets" as defined in ERISA, and no employee benefit plan owns or controls, directly or indirectly, any interests in Borrower or any of its Principal owners. The provisions of this paragraph shall survive the termination of this Commitment, and Borrower and Key Principals warrant that the representations made in this paragraph shall continue to be true and correct until all sums owed under the Loan Documents to Lender or other holder of the Note have been paid in full.

          LENDER AUTHORIZED: Borrower agrees Lender and its agents are authorized to enter the property for any purpose related to this Commitment during normal business hours with reasonable notice to Borrower. Lender is further authorized to obtain credit reports on Borrower and its Key Principals as well as verification of statements made in his Commitment and any attachments hereto.

          INFORMATION COMPLETE: Borrower and Key Principals each certify that all information, representations, exhibits and other material submitted to Lender by, or to be submitted by, Borrower and Key Principals are and will be true, correct and complete.

          SECONDARY MARKET: Borrower acknowledges that Lender intends to sell the proposed Loan, if closed and funded. Lender has the right to disclose such information concerning the proposed Loan, Borrower, Key Principals and the Property as Lender deems necessary in connection with any such sale, and such assignee shall have the benefit of any warranty, indemnity or other covenant by Borrower or Key Principals under this Commitment which survives the closing of the Loan.

          NO ASSIGNMENT OR THIRD-PARTY RELIANCE: Borrower's rights under this Commitment may not be assigned to, or relied on by, any person or entity who is not a party hereto other than any borrowing entity to be formed in accordance with the requirements of this Commitment and approved in writing by Lender.

          PUBLIC ANNOUNCEMENT: Upon closing of the Loan, Lender is authorized in its discretion to issue news releases and at its own expense to publish "tombstone ads" and other announcements in newspapers, trade journals and other appropriate media, containing information about the Loan as may be deemed noteworthy by Lender, including without limitation the legal and trade name (and if such information is public, the ownership affiliation) of Borrower, the term and amount of the Loan, the

     Interest Rate, the name, nature and location of the Property and, at Lender's expense, to have prepared and distributed to persons involved in the Loan acrylic "cubes" containing all or part of such information.

          TITLE COMPANY SELECTION: Borrower acknowledges that it has designated the approved title company agent and underwriter in the section following Borrower's signature below, which section is part of this Commitment. If Borrower fails to make such selection, Lender is authorized to designate such agent and underwriter. Upon receipt of the Deposit, Lender's loan closer will contact Borrower to coordinate the placement of Borrower's order for the commitment for title insurance, which is to be provided by Borrower within 20 days after submission of this Commitment.

     GOVERNING LAWS: THIS COMMITMENT SHALL BE DEEMED TO BE EXECUTED IN AND PERFORMABLE I, AND GOVERNED BY THE SUBSTANTIVE LAWS OF, THE STATE OF TEXAS (WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES). UPON THE CLOSING OF THE LOAN, THE LOAN DOCUMENTS WILL BE GOVERNED BY THE LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED (EXCEPT AS LENDER MAY DETERMINE OTHERWISE ON ACCOUNT OF USURY OR OTHER PECULIAR LAWS IN SUCH STATE) AND BY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

     WAIVER OF JURY TRIAL; LIMITATIONS ON DAMAGES: BORROWER, KEY PRINCIPALS AND LENDER EACH AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS COMMITMENT OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. IN NO EVENT SHALL LENDER OR ANY ASSIGNEE OF THE LOAN BE LIABLE FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES WHATSOEVER (INCLUDING WITH LIMITATION LOSS OF BUSINESS PROFITS OR OPPORTUNITY) AND BY THEIR EXECUTION OF THIS COMMITMENT, BORROWER AND KEY PRINCIPALS EACH WAIVE ANY RIGHT TO CLAIM OR SEEK ANY SUCH DAMAGES. LENDER'S LIABILITY FOR ANY DAMAGES CLAIMED BY BORROWER OR ANY KEY PRINCIPALS FOR ANY CAUSE WHATSOEVER ARISING OUT OF, OR IN ANY WAY RELATED TO, THIS COMMITMENT SHALL BE LIMITED TO THE LESSER OF ACTUAL DAMAGES OR THE FEES ACTUALLY PAID HEREUNDER. THIS PARAGRAPH SHALL SURVIVE THE TERMINATION OF THIS COMMITMENT.

     THIS COMMITMENT, AND THE OTHER LOAN DOCUMENTS REFERRED TO OR CONTEMPLATED HEREIN, REPRESENT OR WILL REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Lender: AMRESCO CAPITAL, L.P.,
       a Delaware limited partnership

By: AMRESCO Mortgage Capital, Inc.,
    a Delaware corporation, its sole
    General Partner

By:   /s/ LEONARD R. SIMPSON, JR.
    ----------------------------------
Name: Leonard R. Simpson, Jr.
Title: Senior Investment Officer

ACCEPTED AND AGREED by the undersigned on January 9, 1998.

Borrower: CASA MUNRAS HOTEL PARTNERS,
          L.P.

By:       /s/ JOHN F. ROTHMAN
    ----------------------------------
Name: John R. Rothman
Title: General Partner
Tax I.D.No.: 95-3235634

Key Principals:

        /s/ RONALD A. YOUNG
--------------------------------------
Name: Ronald A. Young
S.S.No.: ###-##-####

        /s/ JOHN F. ROTHMAN
--------------------------------------
Name: John F. Rothman
S.S.No.: ###-##-####

NOTE: BORROWER'S TITLE COMPANY SELECTION IS IMMEDIATELY FOLLOWING, AND IF
      BORROWER FAILS TO MAKE SUCH SELECTION, LENDER IS AUTHORIZED TO DO SO.

                            TITLE COMPANY SELECTION

     Pursuant to Paragraph 16 of the Summary of Standard Terms and Conditions, Borrower selects the following approved title company agent to issue the commitment for mortgagee title insurance on behalf of the following designated underwriter:

(CHECK                                                                               (CHECK
 ONE)       APPROVED TITLE COMPANY AGENT:           FOR APPROVED UNDERWRITER:         ONE)
         American Title Company                Chicago Title Ins. Co. Commonwealth
         6029 Belt Line Road, Suite 250        Land Title Ins. Co.
         Dallas, Texas 75204                   Fidelity National Title Ins. Co.
         (972) 789-8400                        Lawyers Title Ins. Co.
         Contact: Carole Badgett               Old Republic Nat. Title Ins. Co.
                                               Stewart Title Ins. Co.
                                               TICOR Title Ins. Co.
                                               TransAmerica Title Ins. Co.
         Commercial Title Group, Ltd.          Chicago Title Ins. Co.
         8605 Westwood Center Drive            Commonwealth Land Title Ins. Co.
         Suite 401                             First American Title Ins. Co.
         Vienna, Virginia 22182                Lawyers Title Ins. Co.
         (703) 506-1520                        Stewart Title Ins. Co.
         Contact: Barbara Blitz                TICOR Title Ins. Co.

         Fidelity Nat. Title Agency, Inc.      Fidelity National Title Ins. Co.
         (See address and contact below)       Lawyers Title Ins. Co.

         Or:

         TICOR Land Title Company              Chicago Title Ins. Co.
         1717 Main Street, Suite 4250          TICOR Title Ins. Co.
         Dallas, Texas 75201
         (214) 761-4716
         Contact: Thomas Hillsman, Esq.

         Partners Title Company                Chicago Title Ins. Co.
         712 Main Street, Suite 4250           Commonwealth Land Title Ins. Co.
         Texas Commerce Bank Bldg.             Fidelity National Title Ins. Co.
         Houston, Texas 77002-3218             Security Union Title Ins. Co.
         (713) 229-8484                        TICOR Title Ins. Co.
         Contact: Mari Maher                   TransAmerica Title Ins. Co.

[X]      Republic Title of Texas, Inc.         Chicago Title Ins. Co.                [X]
         300 Crescent Court, Suite 100         Commonwealth Land Title Ins. Co.
         Dallas, Texas 75201                   First American Title Ins. Co.
         (214) 855-8888                        Lawyers Title Ins. Co.
         Contact: Janie Barber (Texas)         Old Republic Nat. Title Ins. Co.
         Janell Davidson (all other states)    TICOR Title Ins. Co.

     If a local agent for the Approved Underwriter designated above has previously obtained the underlaying title information on the Property in connection either with a prior financing for Borrower or with Borrower's acquisition of the Property, Borrower requests that the Approved Title Company Agent (herein so called) first indicated above cooperate with such local agent indicated as follows (whom Borrower represents is an authorized agent for such Approved Underwriter) in obtaining such title work in order for the Approved Title Company Agent designated above to issue the title commitment and policy:

Name:              ---------------------------------------------------
Address:
                   ---------------------------------------------------
City, State, ZIP:
                   ---------------------------------------------------
Phone/Fax:
                   ---------------------------------------------------

     Borrower understands that the Approved Title Company Agent first designated above (rather than the local agent) will handle all funds, escrow functions and related aspects of closing the Loan for the full portion of the title insurance premium as the Approved Title Company Agent may receive in accordance with applicable law, provided that the Approved Title Company Agent's compensation to be paid by Borrower shall in no event be less than its customary escrow fee and reimbursement of out-of-pocket expenses.

                           ACKNOWLEDGMENT OF RECEIPT

     Lender acknowledges receipt of a Deposit, subject to the terms of the
foregoing Commitment, in the amount of $          , on             , 1998.

Lender:                     AMRESCO CAPITAL, L.P.
                            a Delaware limited partnership

By:                         AMRESCO Mortgage Capital, Inc.,
                            a Delaware corporation, its sole General Partner

By:
Name:
Title:

Attachments: Special Conditions Supplement
             ECOA Notice and Disclosure
             Borrower Documentation List
             Environmental Questionnaire and Certificate
             Summary of Standard Terms and Conditions

                               SPECIAL CONDITIONS SUPPLEMENT

     Prior to closing the Loan, the following conditions must have been fulfilled to Lender's satisfaction:

     1. Borrower must be a domestic entity acceptable to Lender, typically a special-purpose, bankruptcy-remote entity such as a limited partnership with its general partner being a single-purpose corporation. Some of the requirements in such connection are described in paragraph 10 of the Summary. If Lender, in its discretion, waives any of such requirements it will require additional information to assess Borrower' potential for a bankruptcy filing as a result of activities other than the ownership and operation of the Property, and Lender must in any event by fully satisfied that such potential is negligible; provided, however, that if the amount of the Loan (together with any loans which are made to any related entities and which may be included in the same securitization pool as this Loan) is $15,000,000 or more, then in addition to the typical special-purpose, bankruptcy-remote entity requirements described above Lender will also require that the board of Borrower's general partner (or of Borrower itself, if a corporation) have an independent director and that Borrower furnish a non-consolidation opinion of counsel acceptable to Lender. Borrower should submit its financial statements and existing or proposed organizational and governing documents to Lender as soon as possible. Following Lender's review of such documents, Lender will advise Borrower what changes, if any, will be required. In addition, Lender must review and be satisfied with the identity and financial condition of the Key Principals.

     2. Borrower acknowledges that both the Correspondent and its individual broker who is sponsoring this Loan are real estate brokers licensed by the State of California. Correspondent and its sponsoring broker have reviewed this Commitment and made all required disclosures to Borrower, and have participated and will participate on behalf of Borrower in the negotiation and preparation of the terms reflected in this Commitment and to be reflected in the Loan Documents, as well as the negotiation, preparation and, if the Loan is approved by Lender, consummation of the Loan, including without limitation the structuring of the principal terms of the Loan and the Loan Documents, the term of the Loan provisions relating to the prepayment of the Loan and the Interest Rate provisions. Borrower acknowledges that this transaction is being entered into in express reliance upon the Borrower's representations set forth above and with the parties' intent and expectation that the Loan will be exempt from the restrictions on interest rates contained in Article XV, Section 1 of the California Constitution as a Loan "made or arranged by" a real estate broker duly licensed in the State of California. Borrower acknowledges that the Loan would not have been consummated but for this certification and the Lender's reliance on the Loan being exempt as a loan "made or arranged by" a real estate broker duly licensed by the State of California. In addition to Lender, any subsequent holder of the note evidencing the Loan is entitled to rely on the foregoing warranty, representation and certification.

     3. The third-party reports referred to above will include a collapsibility study and a seismic assessment of the Property meeting the Lender's requirements and rendering an opinion of the aggregate probable maximum loss ("PML") as a percentage of the replacement cost of each building now situated on the property as a result of an earthquake, together with a description of the anticipated damage to each such building. The results of such assessment must be acceptable to lender, and if the PML is more than 20.0%, such report must include recommendations for mitigating structural deficiencies and cost estimates for the recommended work, and earthquake insurance will be required by Lender until the PML is reduced to not more than 20.0%. The premium cost for such insurance will be among the expense items used in calculating cash flow available for debt service.

     4. The Loan Documents will provide for a lockbox arrangement, as described in this paragraph and also referred to in paragraph 24 of the Summary of Standard Terms and Conditions, TO TAKE EFFECT IF, AND ONLY IF, THE LOAN IS NOT PAID IN FULL ON THE DATE OF EXPIRATION OF THE TERM FIRST STATED ABOVE IN THIS COMMITMENT. It is understood that such non-payment will be an Event of Default under the Loan Documents, that the Loan will be fully matured on such date ("Maturity Date"), and that Lender may at any time thereafter foreclose on the Property and/or exercise any of its other rights and remedies under the Loan Documents and applicable law. In order to institute such arrangement, Lender or its servicer may at any time within 12 months prior to the Maturity Date require Borrower to execute documentation (including without limitation a tolling or similar agreement if recommended by Lender's legal counsel) and furnish an operating budget acceptable to Lender for the property. The lockbox arrangement will be in effect during a period ("Lockbox Period") beginning on the Maturity Date if the Loan is not paid in full at such time and will continue until the Loan is paid in full, including Additional Interest (herein so called), being interest accrued on the Loan at a rate at least 2.0% per annum higher than the interest rate ("Initial Interest Rate") in effect during the Term of the Loan; provided, however, that the entire Loan and all accrued but unpaid Additional Interest thereon shall be payable in full upon the earlier of (i) the expiration of two years (or such other maximum Lockbox period as may be determined by Lender, but in no event beyond the original amortization period) or (ii) demand by lender at any time on or after the Maturity Date. Upon such expiration or demand or in the event that Borrower fails to comply with any of its other obligations under the lockbox arrangement, interest shall accrue on the entire Loan at the Default Interest Rate (herein so called) as provided in the Note, being at least 5.0% per annum high than the Initial Interest Rate. During the Lockbox Period all rental and other income from the Property will be paid directly into a Lockbox Account (herein so called) under the control of lender (or its designee), and applied as follows:

          (a) first by Lender, in the priority determined by Lender or as provided in the Loan Documents, to the payment of all amounts required to be paid thereunder, including the continued payment of installments of principal and interest (based on the Initial Interest Rate and amortization schedule or, at Lender's option, as re-amortized based on the Additional Interest Rate), the payment of taxes and insurance and funding of all other escrows and reserves provided for in the Loan Documents (even if Lender had agreed to suspend or otherwise modify Borrower's obligation to make deposits with Lender for such purposes during the Term of the Loan), and the payment of capital expenditures an other operating expenses to third parities not affiliated with Borrower or Key Principals (all of which expenditures which must be pursuant to a budget or otherwise approved by Lender in writing), and

          (b) then by Lender, in the priority determined by Lender or as provided in the Loan Documents, to the payment of principal and Additional Interest not previously paid and applied in accordance with (a) above.

     All costs of maintaining the Lockbox Account will be borne by Borrower, and if there are insufficient funds to pay all debt service, taxes, insurance, escrows, expenses and other amounts described in item (a) above, then Borrower's failure upon demand by Lender or its servicer to deposit the deficiency into the Lockbox Account shall constitute an Event of Default and interest will accrue at the Default Interest Rate. Lender may defer payments to third parties affiliated with Borrower or Key Principals until all amounts described in (a) and (b) above have been paid. In connection with the institution of the lockbox arrangement Lender may also require Borrower and Key Principals to obtain at their expense such (x) title policy endorsements as Lender or its legal counsel may deem necessary to reflect any tolling or extension of the applicable statute of limitations during the Lockbox Period described above or otherwise to effectuate the arrangement described in this paragraph and (y) additional Engineering Report as Lender may deem necessary to confirm the adequacy of the capital expenditure budget during such period. Anything herein above to the contrary notwithstanding, it is understood that the existence or continuation of such lockbox arrangement shall constitute neither a waiver of any of Lender's rights and remedies under the Loan Documents (including without limitation foreclosure on the Property) and applicable law (including without limitation the appointment of a receiver) nor a limitation on the exercise thereof by Lender or its designee at any time on or after the Maturity Date first defined above.

     5. A prior Phase I Environmental Site Assessment conducted on the Property indicated the presence of certain asbestos-containing material ("ACM") in certain locations throughout the Property. Such Phase I Report recommended the removal and/or enclosure of the ACM and managing certain other asbestos related materials under an operations and maintenance program. Such report estimated the total costs for removal of all ACM to be between $50,000 and $60,000. As a condition to closing, Lender will require that Borrower escrow 125% of the estimated cost to remove the ACM (as identified in the Phase I Report), which funds shall be maintained the Lender in an escrow account and pursuant to an escrow agreement acceptable to Lender and its counsel. Such monies shall be released to Borrower when Lender has received satisfactory evidence that the ACM has been removed in accordance of the recommendations contained in the above-described Phase I Report and otherwise in compliance with all applicable environmental laws. In addition, Lender must be satisfied that an acceptable operations and maintenance plan is instituted prior to closing in order to address the spray-on material located on the Casa bar ceiling.

     6. Subject to Lender's review of monthly operating statements from the Property, Lender reserves the right to institute a debt service escrow mechanism to ensure that adequate funds are available for debt service during those months during the year when occupancy levels are historically at a level insufficient to support the projected debt service on the Loan. Such debt service escrow mechanism must be acceptable to Lender and shall be evidenced by an escrow agreement satisfactory to Lender and its counsel.

NOTE: With respect to paragraph 5 herein above, it is understood and agreed that Borrower will obtain three bids for the work and, subject to the approval of Lender, will select one such bidder to complete the work. As a condition to closing, provided Borrower does not complete the work prior to closing, Lender will escrow 125% of the estimated cost of the work to be released to Borrower when Lender has received satisfactory evidence the work has been completed.

                                                                       EXHIBIT B

                                  THE PROPOSAL

Part I -- SPV Amendments

     A. Article III is amended in its entirety to read as follows:

                                  ARTICLE III

                               NATURE OF BUSINESS

     The Partnership's business and purpose shall consist solely of the acquisition, ownership, operation and management of the real estate project known as Casa Munras Garden Hotel, located in Monterey, Monterey County, California (the "Property") and such activities as are necessary, incidental or appropriate in connection therewith.

     B. The following paragraph (h) is added to ARTICLE IX:

     (h) Power and Duties. Notwithstanding any other provision of this Agreement and so long as any obligation secured by the Mortgage (as defined below) remains outstanding and not discharged in full, the General Partner shall have no authority to take any of the following actions (except, (a) if such action would not result in a violation of, or default under, the Mortgage, with the vote or written consent of the General Partner and the holders of a majority of the Units of Participation then held by the Limited Partners entitled to vote, or
(b) otherwise, with the unanimous vote or written consent of the General Partner and the holders of the Units of Participation):

          (i) borrow money or incur indebtedness on behalf of the Partnership other than normal trade accounts payable and lease obligations in the normal course of business, or grant consensual liens on the Partnership's property; except, however, that the General Partner is hereby authorized to secure financing for the Partnership pursuant to the terms of the Deed of Trust, Assignment of Leases and Rents, Security Agreement, and Fixture Filing (if any), with AMRESCO CAPITAL, L.P., a Delaware limited partnership (the "Mortgage") and other indebtedness expressly permitted therein or in the documents related to the Mortgage, and to grant a mortgage, lien or liens on the Partnership's Property to secure such Mortgage;

          (ii) dissolve or liquidate the Partnership;

          (iii) sell or lease, or otherwise dispose of all or substantially all of the assets of the Partnership;

          (iv) file a voluntary petition or otherwise initiate proceedings to have the Partnership adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against the Partnership, or file a petition seeking or consenting to reorganization or relief of the Partnership as debtor under any applicable federal or state law relating to bankruptcy, insolvency, or other relief for debtors with respect to the Partnership; or seek or consent to the appointment of any trustee, receiver, conservator, assignee, sequestrator, custodian, liquidator (or other similar official) of the Partnership or of all or any substantial part of the properties and assets of the Partnership, or make any general assignment for the benefit of creditors of the Partnership, or admit in writing the inability of the Partnership to pay its debts generally as they become due or declare or effect a moratorium on the Partnership debt or take any action in furtherance of any action;

          (v) amend, modify or alter Article III, paragraph (h) of Article IX,
     Article XIII, paragraph (d) of Article XXI, or paragraphs (h) and (i) of
     Article XXII;

          (vi) merge or consolidate with any other entity.

     So long as any obligations secured by the Mortgage remain outstanding and not discharged in full, the General Partner shall have no authority (1) to take any action in items (i) through (vi) above unless such action has been approved by a unanimous vote of the General Partner's managing members, or (2) to take any action in items (i) through (iii) and (v) and (vi) without the written consent of the holder of the Mortgage.

     So long as any obligation secured by the Mortgage remains outstanding and not discharged in full, the Partnership shall have a limited liability company general partner having articles of organization containing the restrictions and terms set forth in Articles One, Two and Three of the Operating Agreement of Casa Munras GP, LLC, as of the date hereof, and the Partnership shall have no other general partners.

     C. Article XIII is amended in its entirety to read as follows:

                                  ARTICLE XIII

                           DEATH OF LIMITED PARTNERS

     The bankruptcy, death, dissolution, liquidation, termination or adjudication of incompetency of a Limited Partner shall not cause the termination or dissolution of the Partnership and the business of the Partnership shall continue. Upon any such occurrence, the trustee, receiver, executor, administrator, committee, guardian or conservator of such Limited Partner shall have all the rights of such Limited Partner for the purpose of settling or managing its estate or property, subject to satisfying conditions precedent to the admission of such assignee as a substitute Limited Partner. The transfer by such trustee, receiver, executor, administrator, committee, guardian or conservator of any Partnership Interest shall be subject to all of the restrictions hereunder to which such transfer would have been subject if such transfer had been made by such bankrupt, deceased, dissolved, liquidated, terminated or incompetent Limited Partner.

     D. The title of Article XXI is changed to "Covenants" and the following paragraph (d) is added thereto:

          (d) The Partnership shall:

             (i) maintain books and records and bank accounts separate from those of any other person;

             (ii) maintain its assets in such a manner that it is not costly or difficult to segregate, identify or ascertain such assets;

             (iii) hold regular Partnership meetings, as appropriate, to conduct the business of the Partnership, and observe all other Partnership formalities;

             (iv) hold itself out to creditors and the public as a legal entity separate and distinct from any other entity;

             (v) prepare separate tax returns and financial statements, or if part of a consolidated group, then it will be shown as a separate member of such group;

             (vi) allocate and charge fairly and reasonably any common employee or overhead shared with affiliates and maintain a sufficient number of employees in light of its contemplated business operations;

             (vii) transact all business with affiliates on an arm's-length basis and pursuant to enforceable agreements;

             (viii) conduct business in its own name, and use separate stationery, invoices and checks;

             (ix) not commingle its assets or funds with those of any other person;

             (x) not assume, guarantee or pay the debts or obligations of any other person;

             (xi) pay its own liabilities out of its own funds;

             (xii) not acquire obligations or securities of its partners or members;

             (xiii) not pledge its assets for the benefit of any other entity or make any loans or advances to any entity;

             (xiv) correct any known misunderstanding regarding its separate identity;

             (xv) maintain adequate capital in light of its contemplated business operations; and

             (xvi) maintain all required qualifications to do business in the state in which the Property is located.

     E. The following paragraphs (h) and (i) are added to ARTICLE XXII:

     (h) Ownership of Partnership Property: Notwithstanding any other provision of this Agreement and so long as any obligation secured by the Mortgage remains outstanding and not discharged in full, all property owned by the Partnership shall be owned by the Partnership as an entity and, insofar as permitted by applicable law, no Partner shall have any ownership interest in any Partnership property in its individual name or right, and each Partner's Partnership Interest shall be personal property for all purposes.

     (i) Conflicting Provisions: In the event any of the provisions of Article III, paragraph (h) of Article IX, Article XIII, paragraph (d) of Article XXI, paragraph (h) of Article XXII or this paragraph (i) of Article XXII of this Agreement shall conflict with any of the other provisions of this Agreement, the terms of Article III, paragraph (h) of Article IX, Article XIII, paragraph (d) of Article XXI, paragraph (h) of Article XXII or this paragraph (i) of Article XXII, as the case may be, shall control.

Part II -- Removal of Individual General Partners and Amendment Allowing Assignment of General Partner Interest to Other General Partners

     Article XIV is amended in its entirety to read as follows:

                                  ARTICLE XIV

                    ASSIGNMENT OF GENERAL PARTNER'S INTEREST

     The General Partners shall not assign, pledge, encumber, sell or otherwise dispose of their interests as General Partners in the Partnership, except to other or successor General Partners.
                            ------------------------

     In addition to such amendment, the Limited Partners consent to the removal of Ronald A. Young and John F. Rothman, as General Partners of the Partnership and the election of Casa Munras GP, LLC as the replacement General Partner.

Part III -- Tax Related Amendments

     The following paragraphs (e), (f), (g), (h) and (i) are added to Article
VII:

          (e) The defined terms in this Article VII shall have the following meanings:

             A. "Adjusted Capital Deficit" means, with respect to any Partner, the deficit balance, if any, in such Partner's capital account as of the end of the relevant fiscal year, after giving effect to the following adjustments:

                (i) Credit to such capital account any amounts which such Partner is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

               (ii) Debit to such capital account the items described in Sections 1.704-1(b)(2)(ii)(d)(5), and 1.704-1(b)(2)(ii)(d)(6) of the
           Regulations.

           The foregoing definition of Adjusted Capital Deficit is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

             B. "Code" means the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

             C. "Excess Nonrecourse Liabilities" has the meaning set forth in
        Section 1.752-3 of the Regulations.

             D. "Nonrecourse Deductions" has the meaning set forth in Section 1.704-2(b)(1) of the Regulations.

             E. "Nonrecourse Liability" has the meaning set forth in Section 1.704-2(b)(3) of the Regulations.

             F. "Partner Nonrecourse Debt" has the meaning set forth in Section 1.704-2(b)(4) of the Regulations.

             G. "Partner Nonrecourse Debt Minimum Gain" means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with
        Section 1.704-2(i)(3) of the Regulations.

             H. "Partner Nonrecourse Deductions" has the meaning set forth in Sections 1.704-2(i)(1) and 1.704-2(i)(2) of the Regulations.

             I. "Partnership Minimum Gain" has the meaning set forth in Sections 1.704-2(b)(2) and 1.704-2(d) of the Regulations.

             J. "Regulations" means the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

          (f) Capital Account Maintenance.

             Capital accounts of the Partners shall at all times be determined and maintained in accordance with the principles set forth in Section 1.704-1(b)(2)(iv) of the Regulations.

          (g) Minimum Gain.

             A. Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(f) of the Regulations, notwithstanding any other provision hereof, if there is a net decrease in Partnership Minimum Gain during any fiscal year, each Partner shall be specially allocated items of Partnership income and gain for such fiscal year (and, if necessary, subsequent fiscal years) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain, determined in accordance with Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner and pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(f)(6) and 1.704(j)(2) of the Regulations. This Paragraph (g)(A) is intended to comply with the minimum gain chargeback requirement in
        Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.

           B. Partner Minimum Gain Chargeback. Except as otherwise provided in
        Section 1.704-2(i)(4) of the Regulations, notwithstanding any other provision hereof, if there is a net decrease in Partner Nonrecourse Debt Minimum Gain attributable to a Partner Nonrecourse Debt during any Partnership fiscal year, each Partner who has a share of the Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(5) of the Regulations, shall be specially allocated items of Partnership income and gain for such fiscal year (and, if necessary, subsequent fiscal years) in an amount equal to such Partner's share of the net decrease in Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704(2)(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner and pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Regulations. This of the Regulations. This Paragraph (g)(B) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(i)(4) of the Regulations and shall be interpreted consistently therewith.

          (h) Qualified Income Offset.

             In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) or
        1.704-1(b)(2)(ii)(d)(6) of the Regulations, items of Partnership income and gain shall be specially allocated to each such Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of such Partner as quickly as possible. This Paragraph (h) is intended to comply with the qualified income offset provisions of Section 1.704-1(b) of the Regulations and shall be interpreted consistently therewith.

          (i) Allocation of Excess Nonrecourse Liabilities.

             Pursuant to Section 1.752-3 of the Regulations, it is agreed that any Excess Nonrecourse Liabilities incurred by this Limited Partnership on or after the effective date of paragraphs (e), (f), (g), (h) and (i) of Article VII of this Agreement shall be allocated among the Partners in the same manner as Sales Profits are allocated under paragraph (c) of
        Article VII.

                        CASA MUNRAS HOTEL PARTNERS, L.P.


                                     CONSENT

               The undersigned, a holder of limited partnership interests (the "Units") in Casa Munras Hotel Partners, L.P., a California limited partnership (the "Partnership"), does hereby vote, with respect to all Units owned by the undersigned, as follows:

        [  ] FOR                 [  ] AGAINST             [  ] ABSTAIN


APPROVAL of the Proposal more particularly described in the Notice of Solicitation of Consents of Limited Partners and the Consent Solicitation Statement accompanying this Consent, dated May __, 1998.

               THIS CONSENT IS SOLICITED BY CASA MUNRAS HOTEL PARTNERS, L.P. WHEN THIS CONSENT FORM IS PROPERLY EXECUTED, THE UNITS REPRESENTED
HEREBY WILL BE VOTED AS SPECIFIED.


                      Dated:_____________________________

                      ___________________________________
                      Signature

                      ___________________________________
                      Signature (if held jointly)

                      ___________________________________
                      Title

               Please sign exactly as name appears on the address label.

               PLEASE MARK, SIGN, DATE AND RETURN THIS SELF-ADDRESSED POSTAGE PREPAID CONSENT FORM PROMPTLY.



                                      I-1